SCHEDULE 14A INFORMATION
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NII HOLDINGS, INC.
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ANNUAL MEETING OF STOCKHOLDERS

April 1, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of NII Holdings, Inc., which is to be held on May 11, 2010 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 (703-709-1234). At the Annual Meeting, you will be asked to elect three directors to serve three-year terms, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 and approve an amendment to the 2004 Incentive Compensation Plan to increase the authorized number of shares available for issuance under that plan.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You can vote by signing, dating, and returning the enclosed proxy card. Also, eligible stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction. Beneficial owners of shares of our common stock held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as promptly as possible.

In addition, we invite you to view our 2009 electronic annual report at http://www.nii.com/investor_relations/2009 annual_report.pdf, which will be available starting on May 11, 2010.

Sincerely,

Steven M. Shindler
Chairman of the Board of Directors

NII Holdings, Inc.
1875 Explorer Street, 10th Floor
Reston, VA 20190
www.nii.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2010

We will hold the Annual Meeting of Stockholders of NII Holdings, Inc. (the “Company” or “NII Holdings”) on May 11, 2010, at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 (703-709-1234).

The purpose of the Annual Meeting is to consider and take action on the following:

1. Election of three directors, Steven P. Dussek, Donald Guthrie and Steven M. Shindler, each for a three-year term ending 2013;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010;

3. Approval of an amendment to the 2004 Incentive Compensation Plan to increase the authorized number of shares available for issuance under that plan; and

4. Any other business that properly comes before the Annual Meeting and any adjournments thereof.

The Board of Directors recommends that you vote FOR the three nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and FOR the approval of the amendment to the 2004 Incentive Compensation Plan.

Only stockholders of record as of March 19, 2010 can vote at the Annual Meeting.

By Order of the Board of Directors,

Steven M. Shindler
Chairman of the Board of Directors

April 1, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2010.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.edocumentview.com/nihd.

* * *

On March 8, 2010, the Company filed a current report on Form 8-K with the Securities and Exchange Commission solely for the purpose of providing condensed consolidating financial information in a new footnote 14 to the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009. The consolidating financial information was added in connection with the registration of certain senior notes issued by NII Capital Corp. and guaranteed by the Company and certain of its subsidiaries, and no other changes were made to the financial statements. This Form 8-K is available at www.sec.gov.

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting, which is to be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, VA 20190 at 10:00 a.m. Eastern Time on Tuesday, May 11, 2010 (the “Annual Meeting”). On or about April 2, 2010, we commenced mailing this proxy statement and the enclosed form of proxy to our stockholders entitled to vote at the meeting.

Purpose of the Annual Meeting

At the annual meeting, stockholders will be asked to:

•	elect three directors to serve for a term of three years (Item 1 on the proxy card);

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 (Item 2 on the proxy card);

•	approve an amendment to the 2004 Incentive Compensation Plan to increase the authorized number of shares available for issuance under that plan (Item 3 on the proxy card); and

•	take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Solicitation, Use and Revocation of Proxies

Our Board of Directors solicits the accompanying proxy for use at the Annual Meeting. Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If you sign, date and return the enclosed proxy card but do not specify how to vote, your shares will be voted (1) for the election of the nominees designated below to serve for three-year terms ending 2013, (2) for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010, (3) for the amendment to the 2004 Incentive Compensation Plan; and (4) at the discretion of the persons indicated on the proxy card, on all other matters that may properly come before the Annual Meeting or any adjournments thereof. A stockholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

•	you can send a signed written notice of revocation to our corporate secretary (at the address noted below) to revoke your proxy;

•	you can send a completed proxy card bearing a later date than your original proxy to us indicating the change in your vote;

•	you can attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given; or

•	you can revoke your proxy in person at the Annual Meeting, but attendance at the Annual Meeting alone will not revoke any proxy that you have given previously.

If you choose any of the first two methods, you must take the described action no later than the beginning of the Annual Meeting. If you choose the third or fourth methods, you may be asked to present documents for the purpose of establishing your identity as a NII Holdings stockholder. Before the Annual Meeting, any written notice of revocation should be sent to NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Vice President, General Counsel and Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Vice President, General Counsel and Secretary before a vote is taken. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote.

Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote through the Internet or by telephone. The enclosed proxy card provides instructions for eligible stockholders. Stockholders who do not own shares through a broker and stockholders who own shares through a broker, but whose proxy card does not mention information about Internet or telephone voting, should complete the enclosed paper proxy card and return it in the enclosed postage-paid envelope. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect your right to revoke your proxy or to vote in person at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by us. We have hired Georgeson Inc. to help us send out the proxy materials and solicit proxies on behalf of the Board of Directors. Georgeson’s fee for this service is $7,500 plus expenses. In addition, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Every stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, vote via the Internet or by telephone, or provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person.

Record Date, Voting Rights and Outstanding Shares

Our Board of Directors has established the close of business on March 19, 2010, as the record date for determining stockholders entitled to receive notice of and to vote on proposals at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only holders of record of our common stock on the record date are entitled to vote at the Annual Meeting. Holders of common stock on the record date are entitled to one vote per share on each matter voted upon at the Annual Meeting. As of the record date, there were 166,947,684 shares of common stock outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the time and place of the Annual Meeting.

Quorum, Voting Requirements and Effect of Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting are present in person or by proxy. At the Annual Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspectors will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker cannot vote on the election of directors or the amendment to the 2004 Incentive Compensation Plan without receiving instructions from the beneficial owner of the shares. Abstentions with respect to any matter will have the same effect as a vote against that proposal.

A plurality of the votes of the holders of the common stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote on the election of directors, is required for the election of directors. This means that the nominees for director who receive the greatest number of votes cast will be elected. All other matters will require the approval of a majority of the votes of the record holders present at the meeting, in person or represented by proxy, and entitled to vote on such matters.

Management and the Board of Directors are not aware of any matters to be presented for action at the Annual Meeting other than the matters stated in the Notice of Annual Meeting of Stockholders. If any such matter requiring a vote of the stockholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL I

ELECTION OF DIRECTORS

General

Our Second Amended and Restated Bylaws set our Board of Directors at nine members divided into three classes in accordance with our Certificate of Incorporation, with each class having three directors. Our Board currently consists of nine members. The three-year terms of each class are staggered so that the term of one class expires at each Annual Meeting. The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Steven P. Dussek, Donald Guthrie and Steven M. Shindler, each of whom is an incumbent director, for reelection to the Board for three-year terms ending 2013.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board of Directors, to the extent consistent with our Restated Certificate of Incorporation and our Second Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

George A. Cope, whose current term expires in 2012, will be stepping down from our Board of Directors effective May 11, 2010. Although the Board of Directors expects to identify and elect a new member to fill the vacancy that will result from Mr. Cope’s resignation, the Board of Directors has reduced the number of seats on the Board of Directors as of the time of our annual meeting to eight in accordance with our Certificate of Incorporation and our Second Amended and Restated Bylaws.

In evaluating a director candidate, each of the Corporate Governance and Nominating Committee and the Board consider factors that it believes are in the best interests of the Company and its stockholders, including, but not necessarily limited to the candidate’s: professional skills and experience; ability to represent the interests of the Company’s stockholders; reputation, integrity, commitment and independence of thought and judgment; independence from the Company under the Nasdaq listing standards and, as applicable, the standards for independence established by the Securities and Exchange Commission; ability to devote sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, service on other public company boards; and ability to contribute to the range of talent, skill and expertise appropriate for the Board of Directors.

Each of our directors brings a strong and unique background and set of skills to the Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including:

•	experience in senior executive positions in the telecommunications and other industries and service on the board of directors of other companies including telecommunications companies;

•	experience in key management and operating roles for large, complex organizations, including technology and manufacturing companies, operators of wireless networks and companies with international operations and, specifically, operations in Latin America;

•	experience serving on other public company boards, including serving on audit, compensation and other committees responsible for oversight of corporate governance and related issues;

•	experience in managing sales and marketing functions for companies with international operations, including in Latin America; and

•	experience in financing and capital markets transactions, including as executives of public companies with responsibility for capital planning and fund raising; as executives of investment banks and other financial institutions, including investment funds and private equity investment firms; and as investment fund managers.

The Corporate Governance and Nominating Committee and the Board of Directors believe that these and the other skills and experiences brought to the Board of Directors by its members position the Board of Directors to be able to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters faced by the Company in its business. We have included a brief description of the experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board of Directors as part of the directors’ biographies below.

Directors Standing for Reelection — To Hold Office Until 2013

Steven P. Dussek, (53), has been a director on the Board of NII Holdings since 1999 and our chief executive officer since February 2008. Mr. Dussek served as president and chief executive officer of Dobson Communications Corporation, a publicly traded wireless telecommunication company, from April 2005 until AT&T acquired Dobson Communications in November 2007. While NII Holdings was a subsidiary of Nextel Communications, Inc., Mr. Dussek served as its chief executive officer and chief operating officer from 1999 until 2000 and as president and chief operating officer from March 1999 until September 1999. From 1996 until 2002, Mr. Dussek also served in various senior management positions with Nextel Communications, including as executive vice president and chief operating officer. From 1995 to 1996, Mr. Dussek served as vice president and general manager of the northeast region for the PCS division of AT&T Wireless Services. From 1993 to 1995, Mr. Dussek served as a senior vice president and chief operating officer of Paging Networks, Inc., a paging company. Mr. Dussek served on the board of directors of Dobson Communications from 2006 to 2007.

Mr. Dussek is our chief executive officer and has served in executive level leadership roles in the telecommunications industry for nearly 20 years with experience in executive positions with operators of wireless telecommunications businesses in the U.S. and internationally. His past executive roles have included serving as chief executive officer and chief operating officer of two substantial wireless operators, both of which were public companies, and service in executive leadership and director roles for two companies in turnaround situations, both of which emerged from these situations as viable entities. Mr. Dussek has international experience in Latin American markets and an in depth understanding of the customer service and other issues that drive a subscriber oriented business, as well as the key performance measures relevant to the successful operation of a wireless service provider like the Company. He also has significant experience in addressing operational matters, such as the management of employee relations and of relationships with equipment and other vendors. Mr. Dussek has also served as a director of a public company and has experience serving on audit and compensation committees.

Donald Guthrie, (54), has been a director on the Board of NII Holdings since May 2008. Since February 2006, Mr. Guthrie has served as a managing director of Trilogy Equity Partners, a private investment firm. From 1995 to 2005, he served as vice chairman of the Western Wireless Corporation, a wireless communications company, where he also served as chief financial officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as vice chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA, subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as senior vice president and treasurer of McCaw Cellular and, from 1990 to 1995, as senior vice president, finance for LIN Broadcasting. Mr. Guthrie served on the board of directors of Lumera Corporation from 2004 through 2008.

Mr. Guthrie has been working in the telecommunications industry for over 20 years serving in a number of executive leadership roles, including as chief financial officer and in other positions responsible for capital and strategic planning. His executive roles have included responsibility for raising funds in private and public financing transactions in order to support the development and construction of wireless communications networks. He understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures used by investors in evaluating investments in, and the performance of, wireless operators, and has significant experience in the development and structuring of complex financing arrangements. His experience ranges from investing in, and assisting in the development of early stage companies to managing the financial and strategic functions of complex established telecommunications companies, including the management of technology vendor and other relationships that are important to the Company’s success. Mr. Guthrie qualifies as an audit committee financial expert. He has prior public company board experience, including audit committee experience.

Steven M. Shindler, (47), has been a director on the Board of NII Holdings since 1997, chairman of the Board since 2002 and executive chairman since February 2008. Mr. Shindler served as our chief executive officer from 2000 until February 2008. Mr. Shindler also served as executive vice president and chief financial officer of Nextel

Communications from 1996 until 2000. From 1987 to 1996, Mr. Shindler was an officer with Toronto Dominion Bank, a bank where he was a managing director in its communications finance group.

Mr. Shindler, who previously held the position as our chief executive officer, has served in leadership roles in the telecommunications and banking industries, including senior level financial roles for public and private companies. He has served as our chief executive officer with substantial experience in operations, marketing, strategy and growth of organizations and has also served as the chief financial officer and in other positions responsible for capital planning and raising funds in private and public financing transactions in order to support the development and construction of wireless communications networks. He understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures investors utilize in evaluating investments in, and the performance of, wireless operators. He has significant experience in the development and structuring of complex financing arrangements. Mr. Shindler also has experience in funding telecommunications companies through his senior role in a bank’s telecommunications finance group. He studied economics and holds a master of business administration specializing in finance. Mr. Shindler’s financial and leadership experience is enhanced by his active participation on the board of directors of a nonprofit organization that supports education in Latin American countries. In addition to experience in fundraising and fund management activities, his role at the nonprofit provides Mr. Shindler with invaluable insight into our markets and target customers.

Our Board of Directors recommends that the holders of common stock vote “FOR” incumbent directors Steven P. Dussek, Donald Guthrie and Steven M. Shindler.

Directors Not Standing for Reelection — To Hold Office Until 2012

Raymond P. Dolan, (52), has served as a director on the Board of NII Holdings since July 2008. Mr. Dolan most recently served as chief executive officer of QUALCOMM Flarion Technologies and senior vice president at QUALCOMM until January 2008. Mr. Dolan had been chairman and chief executive officer of Flarion Technologies, Inc., a provider of mobile broadband communications systems, since its inception in 2000 until its acquisition by QUALCOMM in January 2006. From 1996 until May 2000, Mr. Dolan was chief operating officer of NextWave Telecom. Prior to joining NextWave, he was executive vice president of marketing for Bell Atlantic/NYNEX Mobile. Mr. Dolan currently is a director of American Tower Corporation, a provider of wireless and broadcast communications infrastructure.

Mr. Dolan has significant experience in the wireless communications and wireless technology industries, including executive management and senior leadership positions in charge of operations, growth and strategy. He has served as the chief executive officer of a company that developed next generation broadband wireless communications technologies, has served as the chief operating officer of an early stage telecommunications company, has managed the marketing functions of a large public wireless telecommunications company and has served as an executive of a distressed company. As a result of his experience, Mr. Dolan has an in depth understanding of the customer service and other issues that drive a subscriber oriented business and the key performance measures relevant to the successful operation of a wireless service provider. His experience as the chief executive of a wireless technology company also provides him with a unique perspective as the Board of Directors advises management in connection with its evaluation of available technology solutions as part of its planned deployment of next generation broadband technologies in its networks. Mr. Dolan has an engineering background, as well as a bachelor’s degree in engineering, holds a master of business administration and, prior to entering into the wireless industry, had a distinguished career in the military. Mr. Dolan also has public and private company board experience and has served on compensation and corporate governance committees.

Carolyn Katz, (48), has served as a director on the Board of NII Holdings since 2002 and is our lead independent director. Ms. Katz was a principal at Providence Equity Partners, a private equity firm specializing in media and telecommunications, from 2000 to 2001. From 1984 to 2000, Ms. Katz worked for Goldman Sachs, an investment bank, most recently as managing director. Ms. Katz currently is a director of American Tower Corporation. Ms. Katz served on the board of directors of IWO Holdings, Inc., a wireless telecommunications provider, from 2004 to 2005.

Ms. Katz has served on our Board of Directors since 2002 and as our lead independent director since 2008, and, as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. In her role as lead independent director, chair of the Audit Committee and member of the Finance Committee, she has consulted with and advised management regarding corporate governance matters and regarding strategic and financing transactions. She has significant investment banking, financial, and merger and acquisition experience, including in the telecommunications industry, as a result of her position as a principal in a private equity firm. She also has experience with international telecommunications businesses and emerging market companies in Latin America, Europe and Asia. She understands the key financial and operating measures used by wireless operators to evaluate the performance of their business, as well as the measures investors utilize in evaluating investments in, and the performance of, wireless operators, and has significant experience in the development and structuring of public and private financing for telecommunications companies. She qualifies as an audit committee financial expert and has public company board experience, including serving on audit, finance and corporate governance committees.

Directors Not Standing for Reelection — To Hold Office Until 2011

Charles M. Herington, (50), has served as a director on the Board of NII Holdings since 2003. He has been executive vice president, Latin America and Central and Eastern Europe of Avon Products, Inc., a global beauty company, since June 2009 and was executive vice president, Latin America of Avon Products, Inc. from March 2008 until June 2009 and senior vice president, Latin America of Avon Products, Inc. from March 2006 until March 2008. From 1999 to February 2006, he was the president and chief executive officer of AOL Latin America. From 1997 until 1999, he served as president of Revlon America Latina. From 1990 through 1997, he held a variety of executive positions with PepsiCo Restaurants International. Mr. Herington currently serves as a director of Molson Coors Brewing Company and previously served on the board of directors of Advo, Inc. from 2004 to 2007.

Mr. Herington has served on our Board of Directors since 2003 and, as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. As chair of the Compensation Committee, he has advised management regarding the structure of our compensation programs and their relationship to our corporate goals. He has over 25 years of experience in marketing, brand management and operations in Latin American countries, including experience as the senior executive responsible for the operations of a start up internet provider in Mexico, Brazil, Argentina and Puerto Rico that eventually became a public company. Mr. Herington has an in depth understanding of the telecommunications and technology industries, particularly with respect to operations in Latin American markets, and has operational experience with companies that have competed for customers directly with some of the largest telecommunications companies in Latin America. He is knowledgeable on the key performance measures that drive our business, including subscriber acquisition, churn, and cost per customer addition and has experience in product development, marketing, and operational issues faced by a subscriber based business in our markets. Mr. Herington has experience obtaining financing for an early stage company in Latin America and served as an executive of a distressed company as it worked through its successful liquidation. Mr. Herington qualifies as a financial expert. He has public company board experience and compensation, audit and corporate governance committee experience.

Rosendo G. Parra, (50), has served as a director on the Board of NII Holdings since October 2008. Mr. Parra is a retired executive of Dell Inc., an international information technology company, and a founder of Daylight Partners, a technology-focused venture capital firm, where he has been a partner since December 2007. From 1993 until his retirement in 2007, Mr. Parra held various executive and senior management positions at Dell Inc., including senior vice president for the Home and Small Business Group from June 2006 to April 2007; and senior vice president and general manager, Dell Americas from April 2002 until June 2006. Mr. Parra currently serves on the board of directors of Brinker International, Inc. and PG&E Corporation.

Mr. Parra has served in senior leadership roles at Dell Inc., a large, international public company, where he obtained significant sales, manufacturing, marketing, operations, risk management and strategy experience in Latin America, China, India, Canada and the United States. He has senior management experience with companies in the high tech industry with international operations, and has managed government relations functions, including groups specializing in the formulation of strategies and responses to regulation of business activities in foreign countries. He has experience in managing customer service and call center operations and has senior leadership experience with a company with significant business to business operations and a growing consumer sector focus in Latin America. In addition, Mr. Parra’s experience includes strategy, product marketing and life cycles, as well as customer development, acquisition and retention in Latin American markets. He has experience in the technology and wireless industries and has experience with technology convergence, including the convergence of smart phones and personal computers. Through his current work with Daylight Partners, Mr. Parra has obtained high tech start up and early stage company experience. Mr. Parra has public and nonprofit board experience and has experience serving on compensation, corporate governance and finance committees.

John W. Risner, (50), has served as a director on the Board of NII Holdings since 2002. He is currently the president of The Children’s Tumor Foundation, which he joined in 2002. From 1997 to 2002, he served as senior vice president — portfolio manager at AIG/SunAmerica Asset Management, a money management firm. Prior to that, Mr. Risner was vice president-senior portfolio manager at Value Line Asset Management, a money management firm, where he worked from 1992 to 1997. Mr. Risner currently serves on the board of directors of Accuride Corporation, a manufacturer of commercial vehicle components and previously served on the board of directors of Airgate PCS, a wireless telecommunications provider, from 2004 to 2005 and UGC Europe Inc., a cable and telecommunications provider, from 2003 to 2004.

Mr. Risner has served on our Board of Directors since 2002 and as a result, has significant knowledge relating to the history and development of our business, the results of our operations and our capital structure. As chair of our Finance Committee, he has consulted with management regarding the company’s capital structure and funding needs and the terms of various public and private financing alternatives available to the Company. He is a chartered financial analyst with experience in investments in high yield bond assets, convertible bonds, mortgage backed securities and distressed assets. He understands the key financial and operating measures used by investors in evaluating investments in the debt and equity securities of, and the performance of, wireless operators, and has significant experience in the development and structuring of public and private financing transactions. He has experience with financial statement preparation and analysis, tax matters, issues relating to restatements of financial statements and overall GAAP reporting. Mr. Risner also has merger, takeover, restructuring and bankruptcy experience. Mr. Risner has lobbying and government relations experience through work as an executive of a nonprofit organization, and he currently serves on a committee that advises a congressional committee responsible for making allocations of medical research funding. Mr. Risner qualifies as an audit committee financial expert. He has public and nonprofit board experience and has experience serving on audit, compensation, finance and special committees.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and our Restated Certificate of Incorporation and Second Amended and Restated Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

The Board of Directors has determined that seven of its nine current members are independent as defined by The Nasdaq Stock Market (“Nasdaq”) listing standards, including the following: George A. Cope, Raymond P. Dolan, Donald Guthrie, Charles M. Herington, Carolyn Katz, Rosendo G. Parra and John W. Risner. In making that determination, the Board of Directors did not consider any relationships other than those described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are composed entirely of independent directors.

Board Leadership Structure

The positions of Chairman of the Board, which is currently a non-independent executive position, and principal executive officer of the Company are currently held by two individuals. We believe that this allocation of roles strengthens our governance structure. Our current Chairman of the Board, Steven Shindler, is a past principal executive officer of NII Holdings. In addition, our Board of Directors has adopted a policy that establishes the role of lead director. The lead director is required to be independent as defined by Nasdaq listing standards. The policy provides that the lead independent director will be selected annually by all of the non-management directors. Currently, the lead independent director selected by the non-management members of the Board is Carolyn Katz. The responsibilities of the lead independent director are to promote strong, independent oversight of our management and affairs. As part of these responsibilities, the duties of the lead independent director include:

•	participating in the development and approval of the agenda for meetings of the Board of Directors and the schedule and timing of such meetings;

•	assuring the adequacy of the quality, quantity and timeliness of information provided to non-management directors;

•	convening meetings of non-management directors as necessary and appropriate;

•	presiding at meetings of the Board of Directors at which the chairman is not present;

•	recommending to the chairman the retention of advisors and consultants who report to the Board of Directors;

•	serving as principal liaison between the non-management directors and the chairman;

•	assisting with the development, implementation and compliance with corporate governance policies and practices; and

•	recommending the membership of committees of the Board and committee chairman.

Separate positions for Chairman of the Board and principal executive officer, coupled with a lead director that is independent, provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision-making. In addition, the structure ensures a strong role for the independent directors in the oversight of the Company and in establishing priorities and procedures for the work of the Board.

Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of the risks that the Company faces in its business. The Board regularly reviews information regarding the Company’s results of operations and any related trends and other factors contributing to or affecting those results, long range strategy, financial reporting systems and processes, and access to capital and liquidity, as well as the risks associated with each of these aspects of the Company’s business. The Board of Directors has also approved a Code of Business Conduct and Ethics that establishes standards of conduct for employees that are designed to mitigate risks associated with the Company’s and its employees’ compliance with legal requirements, to foster ethical conduct by employees in dealing with the Company and others and to protect company assets. The Company requires that all employees receive annual training relating to the Code of Business Conduct and Ethics and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

In addition, each of the committees of the Board of Directors is involved in the assessment of risks relevant to their area of responsibility and the implementation of actions to address or mitigate those risks. The types of risks that are considered by the committees and some of the actions taken to address those risks include:

•	The Compensation Committee’s oversight of the management of risks relating to the Company’s compensation and benefit programs, and the retention by the Compensation Committee of an independent compensation consultant to assist it in satisfying these oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns the compensation of executives and other employees with the interests of the Company and its stockholders.

•	The Corporate Governance and Nominating Committee’s review of, and implementation of changes to, the Company’s policies relating to corporate governance and related processes, including the selection and recommendation of individuals nominated to our Board of Directors in an effort to ensure that a majority of the members of the Board of Directors are independent and have appropriate skills and experiences necessary to assist the Board of Directors in its oversight role.

•	The Finance Committee’s review of the Company’s liquidity position and oversight of risks associated with the Company’s access to capital needed to meet its business plans and risks associated with fluctuations in interest and foreign currency exchange rates and the strategies used by the Company to mitigate those risks.

•	The Audit Committee’s oversight and management of risks related to the Company’s investments, its accounting and financial reporting systems and processes, and its legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with our independent public accounting firm, principal accounting officer, vice president of internal audit, chief financial officer, general counsel and management to discuss the risks faced by the Company and the actions being taken to mitigate those risks.

In addition, the Company’s internal audit group, which reports directly to the chairman of the Audit Committee through the vice president of internal audit, prepares an annual risk assessment that includes a review of risks related to the Company’s operations and processes, markets and business environment, as well as risks relating to the availability and reliability of information used by management in its decision making. Based on this risk assessment, the internal audit group makes a recommendation to the Audit Committee concerning an annual plan for the business activities and processes that will be reviewed and analyzed during the year. The Audit Committee approves the risk assessment and annual review plan to be carried out by the internal audit group and receives detailed reports concerning the results of each review conducted by the internal audit group, including recommendations made to address risks that are identified. The Audit Committee also receives quarterly updates concerning the status and outcome of the reviews conducted by the internal audit group pursuant to the annual review plan and the status of actions taken by management to mitigate risks identified in the reviews.

While each of the committees of our Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about risks, our risk assessment and the internal audit group’s annual review plan.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for our directors, chief executive officer, chief financial officer, principal financial and accounting officers, officers and employees, and each of our subsidiaries and controlled affiliates. The Code of Business Conduct and Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. A current copy of our Code of Business Conduct and Ethics may be viewed free of charge on the Investor Relations link of our website at the following address: www.nii.com and may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations.

Only the Board of Directors or the Audit Committee may consider a waiver of the Code of Business Conduct and Ethics for an executive officer or director. If a provision of the Code of Business Conduct and Ethics is materially modified, or if a waiver of the Code of Business Conduct and Ethics is granted to a director or executive officer, we will post a notice of such action on the Investor Relations link of our website at the following address: www.nii.com.

Meeting Attendance

Board and Committee Meetings

During 2009, our Board of Directors held 12 meetings and each member of the Board of Directors attended over 75% of the aggregate meetings of the Board of Directors and the committees on which they served. In addition to attending meetings, directors also fulfill their responsibilities by meeting or communicating informally with one another regarding matters of interest or concern to us, by attending, in person or telephonically, sessions at which they are briefed about the status of particular matters, by review of our reports to directors, by visits to our facilities, and by correspondence and telephone conferences with our executive officers and others regarding matters of interest and concern to us.

Annual Meeting of Stockholders

We encourage members of the Board of Directors to attend the Annual Meeting. Each of the directors then serving on the Board of Directors attended the 2009 Annual Meeting of Stockholders.

Executive Sessions of the Board

It is the practice of our Board of Directors to have executive sessions where non-employee directors meet in conjunction with each regularly scheduled meeting of the Board of Directors. During these executive sessions, directors can discuss matters of interest and concern and meet with and question our employees outside the presence of employee directors and other members of management.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Finance Committee and the Corporate Governance and Nominating Committee. Membership on the Board of Directors and each standing committee, as of April 2, 2010, was as follows:

Corporate
Governance &
Name	Board		Audit		Compensation		Nominating	Finance

Steven M. Shindler	X	*						X
Steven P. Dussek	X
George A. Cope	X
Raymond P. Dolan	X				X
Donald Guthrie	X		X					X
Charles M. Herington	X				X	*	X
Carolyn Katz	X		X	*			X	X
Rosendo G. Parra	X				X		X *
John W. Risner	X		X					X	*
Total Number of Meetings in 2009	12		11	(1)	6		1	11

*	Chairman

(1)	During 2009, the Audit Committee also held meetings with PricewaterhouseCoopers LLP, our independent registered public accounting firm, without employees of the Company present and meetings with our vice president of internal audit.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our financial statements and related disclosures and our accounting, auditing, and reporting practices. The Audit Committee’s role includes discussing with management our processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements and for the oversight of our internal audit function. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the written charter adopted by the Board. A current copy of the Audit Committee Charter may be viewed free of charge on the Investor Relations link of our website at the following address: www.nii.com and may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations.

The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are independent as defined by regulations of the Securities and Exchange Commission and the Nasdaq listing standards. The Board of Directors has also determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Carolyn Katz, Donald Guthrie and John Risner each qualifies as an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	review and approve the compensation of our chief executive officer and all other executive officers;

•	review and approve executive bonus plan allocations for our chief executive officer and all other executive officers and review and approve the bonus plan terms for all other employees;

•	oversee and advise the Board of Directors on the adoption of policies that govern our compensation programs;

•	oversee the administration of our equity-based compensation and other benefit plans;

•	approve grants of stock options and stock awards to our directors, officers and employees under our stock plan;

•	produce the report on executive compensation required by the rules and regulations of the Securities and Exchange Commission; and

•	review the disclosures relating to executive compensation contained in the Compensation Disclosure and Analysis with management and recommend that those disclosures be included in our annual proxy statement.

The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at our expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Compensation Committee operates under a written charter adopted by the Board. A current copy of the Compensation Committee Charter may be viewed free of charge on the Investor Relations link of our website at the following address: www.nii.com and may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations. The Board of Directors, in its business judgment, has determined that all of the members of our Compensation Committee are independent, as defined in the Nasdaq listing standards.

Corporate Governance and Nominating Committee

On May 12, 2009, the Board of Directors created a new Corporate Governance and Nominating Committee, expanding the duties of the prior Nominating Committee to include oversight of the corporate governance functions of the Board. The Corporate Governance and Nominating Committee is responsible for promoting the effective and efficient governance of the Company, including developing and periodically assessing corporate governance policies, developing and administering the Board evaluation process and assisting the Board in the oversight of management succession planning. The Committee also develops qualifications for director candidates and recommends to the Board of Directors persons to serve as our directors and as members of the Board’s committees. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board. A current copy of the Corporate Governance and Nominating Committee Charter may be viewed free of charge on the Investor Relations link of our website at the following address: www.nii.com and may also be obtained by writing to us at NII Holdings, Inc., 1875 Explorer Street, 10th Floor, Reston, Virginia 20190, Attention: Investor Relations.

The Board of Directors, in its business judgment, has determined that all of the members of the Corporate Governance and Nominating Committee are independent, as defined in the Nasdaq listing standards.

The Corporate Governance and Nominating Committee has set forth guidelines for the evaluation of potential nominees. These guidelines set forth standards by which potential nominees are to be evaluated, including, but not necessarily limited to, the following:

•	the prospective nominee’s professional skills and experience;

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s reputation, standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s independence from our company under the Nasdaq listing standards, and, as applicable, the standards for independence established by the Securities and Exchange Commission;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties as a director, taking into account, among other things, the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

The Corporate Governance and Nominating Committee currently does not consider diversity, other than diversity of talents, skills and expertise, in evaluating potential nominees.

It is the policy of the Corporate Governance and Nominating Committee to consider candidates recommended by stockholders. Stockholders entitled to vote for the election of directors may submit candidates for consideration if we receive written notice, in proper form, for each such recommended nominee. If the notice is not written and in proper form, then the Corporate Governance and Nominating Committee cannot consider the nominee. To be in proper form, the notice must include (1) each nominee’s written consent to be named as a nominee and to serve, if elected, (2) the name and address of the stockholder making the nomination and evidence of share ownership pursuant to the requirements of Rule 14a-8 of the Securities and Exchange Commission relating to stockholder proposals, and (3) information about the person nominated for election conforming with the Securities and Exchange Commission’s biographical requirements for directors. All stockholder nominations should be sent to:

Vice President, General Counsel and Secretary
NII Holdings, Inc.
1875 Explorer Street, 10th Floor
Reston, Virginia 20190

Finance Committee

The primary responsibilities of the Finance Committee are to consult with and provide guidance to management with respect to our capital requirements and financing efforts. The Board of Directors may also delegate its power to the Finance Committee to approve the pricing and other terms of various financing transactions.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications should be directed to our Vice President, General Counsel and Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Vice President, General Counsel and Secretary will be forwarded to the specified party following its clearance through normal security procedures used for regular mail. The communication will not be opened, but rather will be forwarded unopened to the intended recipient. Stockholder communications to the Board of Directors should be sent to:

Vice President, General Counsel and Secretary
NII Holdings, Inc.
1875 Explorer Street, 10th Floor
Reston, Virginia 20190

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is responsible for the development, oversight and implementation of our compensation program for executive officers, including our executive chairman, chief executive officer, our chief financial officer and each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services, who we refer to as the named executive officers, and in that role annually reviews and establishes the compensation of our executive officers. The Compensation Committee is committed to a philosophy that links a significant portion of each executive’s compensation to corporate performance. That philosophy guides the Compensation Committee’s discussions and determinations with respect to executive compensation.

The Compensation Committee’s primary goals in structuring compensation for executives are to attract, motivate and retain qualified and experienced executives and to provide executives with meaningful and competitive financial rewards for superior performance. To achieve these goals, the Compensation Committee seeks to provide a mix of annual and long-term compensation that will align the short- and long-term interests of our executives with those of the company and our stockholders. In 2009, the Compensation Committee approved an executive compensation program that consisted of base salaries, an annual cash bonus plan with payouts based on performance against defined targets and long-term equity incentive awards of stock options and restricted stock.

A discussion of the principles, objectives, components, analyses and determinations of the Compensation Committee with respect to executive compensation are included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2009 or proxy statement for the 2010 annual meeting of stockholders.

Compensation Committee

Charles M. Herington, Chairman
Raymond P. Dolan
Rosendo G. Parra

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of us or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors annually, or more frequently, reviews and establishes the salary and other compensation of our executive officers, including the named executive officers, and provides oversight of our equity based compensation programs for other employees.

Compensation Objectives and Philosophy

In making its determinations relating to executive compensation, the Compensation Committee’s principal compensation objectives are to:

•	align executive pay with corporate and stockholders’ interests;

•	recognize individual initiative and achievements;

•	attract, motivate and retain highly qualified executives; and

•	create incentives that drive the entire executive management team to achieve defined common corporate goals.

To achieve these objectives the Compensation Committee has followed a philosophy that focuses on an executive’s total compensation, including cash and non-cash compensation, and that links a significant portion of each executive’s compensation to corporate performance.

In particular, the Compensation Committee believes that total compensation for each executive should generally be set at a level commensurate with the executive’s and our performance and comparable to the total compensation paid by a peer group of companies to executives in similar positions and with similar levels of experience. The Compensation Committee also believes that the greater portion of our executives’ compensation should be at risk and focused on long-term results. Consistent with this belief, the base salary and annual bonus components, which are paid in cash, are generally a relatively smaller portion, and the long-term equity incentives are a relatively larger portion, of total compensation than is the case for the executives employed by the peer companies.

The Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including payments that may be made in connection with an executive’s termination in connection with a change of control or in other circumstances as described below in “— Severance Plans,” when determining total compensation. The Compensation Committee believes that the terms of these arrangements are generally consistent with those offered by similarly situated companies, including our peer group companies.

Our current compensation program does not provide for the reduction or recovery of payments and awards made to our executives in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment. Under our current executive compensation program, a significant portion of the executives’ overall compensation is in the form of equity that vests over multiple years. When combined with our ownership guidelines, which require our executives to accumulate a significant investment in our common stock over time, our executives have a very large component of their compensation, as well as the value of their required investment in the company, at risk should there be a material restatement of our financial statements. By using a combination of options and restricted stock on a year-over-year basis, we have further linked the executives to the long-term success of the stockholders.

Setting Executive Compensation

When determining each executive’s total compensation and mix of compensation components, the Compensation Committee looks to a number of factors to be sure it is effectively implementing our executive compensation philosophy. Those factors include the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

•	historic cash and equity compensation levels of the executive and similarly situated executives within the Company; and

•	comparative industry market data, which is used to assess compensation competitiveness.

The Compensation Committee also takes into consideration, among other things, the recommendations made by the chief executive officer (with respect to the compensation of executives other than his own), recommendations of our human resources professionals and the advice and recommendations of the Compensation Committee’s executive compensation consultant.

Role of the Compensation Consultant

The Compensation Committee has engaged Mercer Consulting, an outside global human resources consulting firm, to conduct an annual review of the Company’s executive compensation program. In connection with its review, Mercer Consulting advises the Compensation Committee as to the competitiveness of our executive compensation packages and practices and provides the Compensation Committee with data relating to total compensation levels and relative amounts of cash and equity compensation earned by executives in comparable positions within the peer group of companies described below, as well as information regarding industry trends relevant to executive compensation. Specifically, Mercer Consulting provides the Compensation Committee with, among other things, the following analyses that assess the competitiveness of our senior executives’ compensation:

•	a comparison of our performance with that of the peer group of companies over one and three year periods with respect to several performance measures, including revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return; and

•	a comparison of each named executive’s cash and non-cash compensation and total compensation with that of the comparable executives at the peer group companies over one and three year periods, including a ranking of each component of the executive’s compensation relative to the comparable executives in the peer group and a comparison of our executive’s total compensation relative to that of the executives in the peer group companies taking into account our performance in comparison to that of the peer group companies.

In making these comparisons, Mercer Consulting utilizes the reported information included in the peer group companies’ public filings with certain adjustments that are designed to normalize the information for differences in valuation techniques we use compared to those used by the peer group companies and differences in the terms of the compensation arrangements used by the peer group companies. These adjustments are designed to improve the comparability of our compensation components with those utilized by the peer group companies.

Use of Comparative Industry Data

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates the compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee with assistance from Mercer Consulting. The peer group is focused principally on high performing public companies selected from the Nasdaq 100 and includes those in the telecommunications or related industries and companies that are similar to us in terms of revenues, assets or complexity or companies with similar market capitalization and other characteristics. The Compensation Committee re-evaluates our peer group companies on an annual basis. In 2009, the following companies were selected as the peer group for purposes of collecting comparative industry market data:

Autodesk Incorporated	Network Appliance Incorporated
Broadcom Corporation	Patterson Companies, Incorporated
Dentsply International Incorporated	Sandisk Corporation
Fastenal Company	Sigma-Aldrich Corporation
IDT Corporation	Tellabs Incorporated
Level 3 Communications, Inc.	United States Cellular Corporation
Marvell Technology Group LTD

The financial performance measures used by the Compensation Committee to evaluate our performance in comparison to the performance of the peer group companies include revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return.

Determination of Total Compensation and Compensation Components

The Compensation Committee sets total compensation ranges for our executive officers based on factors such as the competitive environment, historic compensation levels of the executive and similarly situated executives within our Company, individual performance, the compensation levels contemplated by the Company’s annual budget and the recommendations made by the chief executive officer (with respect to the compensation of executives other than his own). Based on these criteria and the financial performance measures used to evaluate our performance in comparison to the peer group of companies, the Compensation Committee establishes the total compensation ranges for each executive based on the ranking of the Company’s performance within, and the comparable compensation amounts for similarly situated executives within, the peer group. For 2009, the Compensation Committee targeted total compensation for our executive officers at the 65th percentile for comparable positions within our peer group companies. In some instances, adjustments were made to the total compensation ranges to take into account the executive’s tenure, experience, responsibilities of the position and other contributions.

Once total compensation ranges are set for executive officers, the Compensation Committee determines how that compensation will be allocated among the principal components of our compensation program, which include:

•	base salaries;

•	annual cash incentive payments in the form of annual bonuses; and

•	long-term equity incentives in the form of restricted stock and nonqualified stock options.

The Compensation Committee allocates the executives’ total compensation among components of executive compensation to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives consistent with our overall philosophy on executive compensation. This allocation is designed to ensure that a significant portion of each executive’s total compensation is tied to our performance and to the creation of stockholder value. We differentiate the composition of compensation among the members of the executive team based on each executive’s position and responsibility, with senior executives having a greater percentage of both their total compensation and cash compensation tied to corporate performance. Accordingly, executives with greater roles and responsibilities associated with achieving our performance targets bear a greater proportion of the risk if those goals are not achieved and receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive’s position and responsibility increases, the long-term incentive compensation component of the executive’s compensation becomes more significant relative to the other components of compensation because our most senior executives have the greatest influence on our strategic performance over time.

As a matter of process, the Compensation Committee begins the allocation of the executive’s total compensation among the components of executive compensation by setting base salary and annual target bonus amounts for each executive. Base salary is based primarily on historic base salary levels with adjustments to reflect customary annual increases consistent with our annual budget for base salary increases, to recognize outstanding individual performance or expanded duties, or to address changes in the competitive marketplace. The Compensation Committee also takes into account the recommendations made by the chief executive officer regarding the appropriate base salary and annual target bonus amounts for executives other than his own. Incremental amounts paid to executives who work outside the United States pursuant to foreign government required programs or to compensate them for the additional costs and other obligations relating to those assignments, such as amounts paid for security services, housing costs, travel costs and certain related tax obligations, are not taken into consideration in determining base salary and are not used in calculating the annual target bonus amounts as described below or in determining those executives’ total compensation.

The annual target bonus amount for each executive officer is determined by multiplying his or her base salary by the target bonus percentage applicable to that position. The Compensation Committee, in consultation with our senior executives, designs the annual bonus program to provide incentives to achieve the corporate performance goals established by our Board of Directors for the year in which the bonus is earned.

Consistent with the Compensation Committee’s view that the greater portion of executive compensation should be at risk, the base salary and annual bonus components are generally a smaller portion of total compensation for our executives than is the case for executives within the peer group of companies. As a result, a relatively greater proportion of our executives’ total compensation is allocated to long-term equity incentives. The resulting increased emphasis on stock option grants is consistent with our compensation philosophy because stock options require stock price appreciation in order for executives to realize any benefit, thus directly aligning executive and stockholder interests. Restricted stock awards provide a similar alignment of interests while providing a substantial retention incentive through their vesting terms.

To determine the amount of the long-term equity incentives for each executive officer, including grants of restricted stock and nonqualified stock options, the equity compensation target amount is calculated by subtracting the cash components of compensation (i.e., base salary and the target annual bonus amount) for each executive officer from the total compensation target range for that executive officer, with the remaining amount of compensation allocated to long-term equity.

The equity compensation target amount, after deduction of any amounts attributable to a restricted stock grant made in 2006 as described in “— Long-Term Equity Incentives” below, is allocated approximately 25% to restricted stock and 75% to nonqualified stock options with both the restricted stock and nonqualified options vesting ratably over a three year period. The number of shares of restricted stock provided to each executive is determined using the closing value of the underlying common stock on a specified date chosen for compensation valuation purposes. The number of shares subject to grants of nonqualified stock options provided to each executive officer is then determined by dividing the remaining equity compensation target amount by the fair market value per option, which is determined using the Black-Scholes option pricing model. The number of shares of restricted stock and shares subject to options is then compared to the annual grants made to that executive officer in prior years and to the grants proposed to be made to other executive officers to ensure equity/parity among similarly situated executives. In the case of executive officers other than the chief executive officer, the amount of the long-term equity incentive target and the proposed grants of restricted stock and options are also reviewed in light of the recommendations of the chief executive officer with respect to the proposed grants as described in more detail in “— Long-Term Equity Incentives” below.

As a result of this process, the sum of the values of

•	the base salary of the executive,

•	the target bonus amount for the executive,

•	the value of the restricted stock grants made to the executive in that year, and, if applicable the value of the portion of restricted stock grants made in prior years that are attributable to the year, and

•	the fair market value of the option grant made to the executive in that year are generally within the total compensation target range for the executive officer for that year.

2009 Executive Compensation

Total Compensation

In April 2009, the Compensation Committee established the total compensation ranges for our executive officers, including the named executive officers in this proxy statement, which we refer to as our 2010 named executive officers. The goal is to generally align our compensation with that of the comparable compensation amounts for similarly situated executives within the peer group of companies with adjustments based on Company performance and the executive’s tenure, position, skills, experience, attainment of goals and other contributions. In setting the total compensation ranges, the Compensation Committee evaluated our performance in comparison to the performance of peer group companies over one and three year periods with respect to revenues, revenue growth, return on invested capital, return on assets, return on equity and total stockholder return. In particular, in making the comparisons with the peer group, the Committee considered our peer group ranking for each of these performance measures individually and in the aggregate.

In making the comparisons of our executive officers’ compensation to that of the executives at the peer group companies, the Compensation Committee took into account both the overall level of compensation paid to the named executive officers within the peer group companies and the nature of the positions held by the executives at the peer group companies in comparison to the positions held by our named executive officers. The comparable compensation amounts for the peer group executives were determined using information reported by the peer group companies as adjusted and normalized to take into account differences in valuation techniques we use compared to those used by the peer group companies and differences in the terms of the compensation arrangements used by the peer group companies. In situations where the Compensation Committee determines a comparable position for one of our executives is not available in our peer group companies, the Compensation Committee evaluates the total compensation of that executive based on factors that include the executive’s performance, mix of responsibilities and compensation of executives at our Company with similar levels of responsibility.

In making the 2009 executive compensation decisions, the Compensation Committee relied primarily on the relative ranking of our performance compared to the peer group companies using the performance measures described above, which was at approximately the 65th percentile of our peer group companies. Based on that comparison, the Compensation Committee set the target for the total compensation for each of our executive officers at the 65th percentile for comparable positions within our peer group companies, taking into consideration the Compensation Committee’s assessment of the individual performance of each of our executive officers during 2008 and the economic environment in early 2009.

In allocating the amounts of the different types of compensation that comprise total compensation, the Compensation Committee determined that it was prudent in light of the economic conditions prevailing in early 2009 not to increase the base salaries of executive officers from 2008 levels and instead elected to increase the bonus target percentages for the year, which put more of the executives’ compensation at risk based on the Company’s performance. In addition, the value of the 2009 long-term equity grants made to our executive officers was generally lower than the value attributed to the 2008 grants because the increase in the number of shares subject to options and restricted stock approved by the Compensation Committee did not fully offset the decrease in the per option value of the option grants resulting from the decrease in our stock price that occurred between the 2008 and 2009 grant dates.

The annual total compensation for 2009 for each of our 2010 named executive officers (effective from April 1, 2009 through March 31, 2010, except as noted below) and the percentage change from 2008 total compensation based on the fair values reviewed by the Compensation Committee in April 2009 are as follows:

	2009 Total	Percent Change
Name and Position	Compensation(1)	From 2008

Steven P. Dussek	$6,094,995	(29.6)%
Chief executive officer
Gokul V. Hemmady	$2,030,100	(13.9)%
Vice president and chief financial officer
Sergio Chaia(2)	$1,802,508	(14.9)%
President, Nextel Brazil
Gary D. Begeman	$1,754,448	(12.0)%
Vice president, general counsel and secretary
John M. McMahon	$1,867,395	5.2%
Vice president business operations

(1)	Total Compensation is calculated as the sum of (a) base salary, (b) the target annual bonus amount for the year assuming a payout of 100%, (c) the value of the restricted stock grant made to the executive in the current year based on the aggregate fair value using the closing price of our common stock on a date prior to the April 2009 Compensation Committee meeting computed in accordance with FASB ASC Topic 718, (d) for Mr. McMahon, the portion of the value of the restricted stock grant made in 2006 that is not vested and is attributed to the current year, and (e) the fair market value of the option awards made during the applicable year determined using the closing price of our common stock on a date prior to the April 2009 Compensation Committee meeting and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options. Total compensation for 2008 has been computed using the same formulas, but incorporating the grant date fair values for the restricted stock and option grants made in 2008 in order to conform to the methodology used by the Compensation Committee in 2009.

(2)	Mr. Chaia is employed by Nextel Telecomunicações Ltda., our indirect, wholly owned subsidiary, which we refer to as Nextel Brazil, and his salary and annual bonus is paid in Brazilian Reais. The amounts provided here and on the other tables in the Compensation Discussion and Analysis section are based on an exchange rate of 2.34 Brazilian Reais to $1.00 that was used by the Compensation Committee in April 2009 when making compensation decisions. The amount provided in the Summary Compensation Table is the average exchange rate during 2009, which results in an exchange rate of 2.00 Brazilian Reais to $1.00.

In order to provide consistency between companies when doing its peer group comparisons of total compensation, the Compensation Committee calculates the value of options for our Company and the comparison companies assuming the full life of the options, which, in our case, is ten years, rather than the expected life of the options used in calculating the values for the Summary Compensation Table. The use of the full life of the options generally results in a higher grant date fair value than the value reflected in the Summary Compensation Table.

The decline in the named executive officers’ total compensation reflects the Compensation Committee’s decision in light of the Company’s performance and economic conditions prevailing at that time to target the 65th percentile for comparable positions within our peer group companies and maintain executive officer base salary at the same levels as 2008. In addition, the value of the 2009 long-term equity grants made to our executive officers were generally lower than the value attributed to the 2008 grants because the increase in the number of shares subject to options and restricted stock did not fully offset the decrease in the per option value of the option grants pursuant to the Black-Scholes option pricing model, which is affected by the decrease in our stock price that occurred between the 2008 and 2009 grant dates. Mr. McMahon’s total compensation increased due to adjustments in his annual bonus and long-term incentive equity made to reflect his increased responsibilities in the organization and past performance, and due to an increase in the value of his long-term equity incentive compared to the long-term equity incentive granted to him in 2008. In 2008, the long-term equity incentive granted to Mr. McMahon had a lower value as a result of a decision to grant relatively less stock options to him in comparison to certain other executives due to the amount of his recoveries from past grants. In 2009, Mr. McMahon’s grant level was comparable to those of other similarly situated executives in our Company.

As noted above, the 2009 total compensation includes the value of the restricted stock grant on the date of grant computed in accordance with FASB ASC Topic 718, and the fair market value of the option awards made during the applicable year determined on the date of grant using the Black-Scholes method in accordance with FASB ASC Topic 718. The compensation amounts actually realized by the named executive officers with respect to the stock awards and option awards made to them could vary significantly from the values reflected in the table above as a result of, among other things, significant fluctuations in the market value of our common stock from the values at the date of grant.

Base Salary

In April 2009, the Compensation Committee determined that it was prudent in light of the economic conditions at that time not to increase the base salaries of our executive officers from 2008 levels.

The annual base salaries in 2009 (effective from April 1, 2009 through March 31, 2010) for our named executive officers and the percentage of total compensation base salaries represented are as follows:

	2009 Annual	Percent of Total
Name	Base Salary	Compensation

Steven P. Dussek	$725,000	11.9%
Gokul V. Hemmady	$418,000	20.6%
Sergio Chaia	$544,872	30.2%
Gary D. Begeman	$376,635	21.5%
John M. McMahon	$350,819	18.8%

Annual Bonus

In 2010, cash bonuses were paid to our executive officers for the achievement of certain corporate financial and operating targets relating to our 2009 fiscal year (the “2009 Bonus Plan”). In February 2009, the Compensation Committee determined the criteria relating to our performance that were used to determine the amounts paid under our 2009 Bonus Plan to all employees eligible for annual bonus and located at our headquarters. These criteria were consolidated operating income before depreciation and amortization, or consolidated OIBDA, consolidated net subscriber additions and consolidated OIBDA margin, which is the amount equal to consolidated OIBDA divided by revenues for the year. For employees who are eligible for annual bonus and responsible for operations in one or more foreign markets, the criteria relating to our performance that were used to determine the amounts paid under the 2009 Bonus Plan were OIBDA, net subscriber additions and OIBDA margin for the applicable country, as well as consolidated OIBDA, consolidated net subscriber additions and consolidated OIBDA margin.

The Compensation Committee believes that the performance criteria used in our 2009 Bonus Plan strike an appropriate balance between growth and profitability and mitigate risk to the Company because actions taken to improve our performance with respect to one of the criteria would normally be expected to have a corresponding negative impact on other criteria. For example, if management were to implement promotional programs designed to aggressively pursue growth in subscriber additions, those actions would be expected to increase expenses, resulting in a potential deterioration in OIBDA and OIBDA margin.

Up to 10% of the target bonus amount was determined based on individual performance subject to the approval of the Compensation Committee. Performance goals and the amount of payout of the individual performance metric for our chief executive officer were determined by the Compensation Committee. For our other executive officers, individual performance goals were established by the chief executive officer, and the chief executive officer made individual performance payout recommendations for each executive officer. These recommendations were reviewed by the Compensation Committee and taken into account in making the bonus awards for the executive officers. For 2009, the named executive officers each received a 10% payout for their individual performance metric.

The 2009 Bonus Plan also provides for an adjustment of the performance targets in the event the average currency exchange rates are more than 10% above or below levels contemplated in the budget used to set the performance goals. No payouts were affected by adjustments made to 2009 bonus payments due to foreign currency fluctuations.

The targeted bonus criteria amounts for each of Messrs. Dussek, Hemmady, Begeman and McMahon, the named executive officers located at headquarters, were as follows (dollar amounts in millions):

Consolidated
		Net		Consolidated
Consolidated		Subscriber		OIBDA		Individual
OIBDA	Weight	Additions	Weight	Margin	Weight	Performance	Weight

$1,257	50%	1,385,010	30%	28.9%	10%	N/A	10%

The targeted amounts for Mr. Chaia, who is the named executive officer responsible for our operations in Brazil, were as follows (dollar amounts in millions):

Country
		Cons. Net		Cons.				Net		Country
Cons.		Subscriber		OIBDA		Country		Subscriber		OIBDA		Ind.
OIBDA	Weight	Additions	Weight	Margin	Weight	OIBDA	Weight	Additions	Weight	Margin	Weight	Performance	Weight

$1,257	30%	1,385,010	15%	28.9%	5%	$396	20%	625,000	15%	27.7%	5%	N/A	10%

The 2009 Bonus Plan was designed to provide incentive bonuses that would reward executives for superior achievement and be competitive as compared to bonuses paid by the peer group of companies established by the Compensation Committee, while being consistent with the Compensation Committee’s views on the appropriate levels of total compensation and the amount of compensation at risk. The performance measures and the target amounts used for the 2009 Bonus Plan were initially developed and recommended by our senior executives based on their assessment of our 2009 operating and financial goals that were included in our operating budget for 2009.

The terms of the 2009 Bonus Plan were evaluated by the Compensation Committee, with the input of Mercer Consulting, in light of the Compensation Committee’s overall compensation philosophy of placing greater weight on the “at risk” components of compensation and our short- and long-term strategies and goals. In addition, as previously discussed, the Compensation Committee determined that it was prudent in light of the economic conditions prevailing at that time not to increase the base salaries of executive officers from 2008 levels and instead to increase the bonus targets, which put more of the executives’ compensation at risk based on the Company’s performance. The Compensation Committee determined that 2009 incentive bonuses for the named executive officers should be targeted at the following percentages of base salary for each of the named executive officers:

	Target Bonus Percentage of Base Salary
Name	2009	2008

Steven P. Dussek	120%	100%
Gokul V. Hemmady	70%	60%
Sergio Chaia	50%	40%
Gary D. Begeman	65%	60%
John M. McMahon	55%	50%

Under the terms of the 2009 Bonus Plan, payouts are adjusted in one percent increments above and below targets, with total payouts ranging from 80% to 118% of the target bonus amount based on the percentage of the specific target performance goals achieved. The minimum achievement required to qualify for any bonus payment was 80% of the specified target performance goals under the 2009 Bonus Plan. The maximum payout of a bonus was 120% of the target bonus amounts for each metric other than individual performance, which was capped at 100%. In order to obtain a payout of 120% on a metric, achievement of at least 120% of the specified target performance goal had to be achieved.

To determine bonus amounts earned by our executive officers during the plan year, the Compensation Committee meets following the fiscal year end to review our financial and operating performance as compared to the applicable performance measures and to discuss performance factors and other criteria related to the award of bonuses. In some instances, the Compensation Committee, upon the recommendation of management, makes adjustments to the bonus payments based on, among other things, changes in our corporate goals, plans and business conditions during the course of the bonus plan year if it concludes that such adjustments are appropriate and are consistent with our overall goals and strategy. In 2009, the Compensation Committee approved an adjustment to reflect the costs associated with the implementation of outsourcing programs designed to enhance our company’s long-term efficiency that were not contemplated at the time of the approval of the 2009 budget or in setting the 2009 Bonus Plan criteria. The Compensation Committee considers, but is not bound by, the recommendations of executive officers, including the chief executive officer, with respect to the payment or amounts of bonuses to executive officers.

In 2009, the Company achieved on a consolidated basis 96% of the performance target for OIBDA, 86% of the performance target for net subscriber additions and 101% of the performance target for OIBDA margin. Nextel Brazil achieved 120% of its performance target for OIBDA, 107% of its performance target for net subscriber additions and 111% of its performance target for OIBDA margin. Based on these results, and giving effect to the adjustment approved by the Compensation Committee relating to the costs associated with the implementation of the outsourcing programs not contemplated by the 2009 budget or the 2009 Bonus Plan, and taking into account the individual performance component of the bonus plan, the named executive officers’ bonus payouts under the 2009 Bonus Plan ranged from 94% to 102% of the target bonus amounts, which were based on predetermined percentages of base salary as described above. Based on the foregoing, the bonuses awarded to the named executive officers with respect to our performance in 2009, the percentage changes from 2008 and the percentage of total compensation the bonuses represented were as follows:

			Percent of
		Percent Change	Total
Name	2009 Bonus	From 2008	Compensation

Steven P. Dussek(1)	$817,800	21.4%	13.4%
Gokul V. Hemmady	$275,044	8.6%	13.5%
Sergio Chaia	$277,885	22.6%	15.4%
Gary D. Begeman	$230,124	0.8%	13.1%
John M. McMahon	$181,373	2.4%	9.7%

(1)	Mr. Dussek’s bonus award in 2008 reflects the prorated amount based on his service from February 11, 2008 through December 31, 2008. The percentage change from 2008 reflected in the table above is calculated as if Mr. Dussek had been employed for the full year in 2008.

The Compensation Committee determined that given the economic environment of early 2009 it was prudent to not increase the base salaries of executives, but instead to increase the bonus target percentages. Accordingly, the change in the bonus amounts paid in 2009 relative to 2008 was primarily due to the increases in the executive officers’ change in bonus percentage targets, which, for all named executive officers other than Mr. Chaia, were offset by a lower level of bonus achievement relative to the performance targets in 2009 in comparison to 2008.

Long-Term Equity Incentives

The Compensation Committee provides equity-based incentives to executive officers through the 2004 Incentive Compensation Plan, which permits the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units. The amount of executive compensation allocated to long-term equity incentives in 2009 was determined by subtracting base salary and bonus potential from the total compensation target range set for each executive officer by the Compensation Committee, with the remaining amount of compensation allocated to long-term equity as described below.

Prior to 2009, the Compensation Committee had followed a practice of making periodic grants of restricted stock as a retention incentive with the terms of the restricted stock grants typically providing for the vesting of the grant in full on the third or fourth anniversary of the date of grant. Under this methodology, the value of the outstanding restricted stock grants made to each executive, which was based on the aggregate value of the underlying common stock on the date of grant, was allocated ratably over the applicable vesting period with a portion of that amount attributed to the current year and subtracted from the equity compensation target amount for the executive for that year. In 2009, the Compensation Committee adopted a change from its prior practice of making periodic grants of restricted stock to an approach under which the executive officers’ long-term equity incentives granted on an annual basis would be allocated between restricted stock and options that each vest on a pro rata basis over a three year period from the date of grant. As part of the transition to this new methodology, and to account for the restricted stock grant made in 2006 that had not yet fully vested, the Compensation Committee, in making the compensation determinations for 2009, also subtracted the amortization of the restricted stock award made to some of our executive officers in 2006 that was not fully vested from the total compensation target range in determining the equity compensation target amounts for those executive officers. Mr. McMahon is the only named executive officer who received the 2006 restricted stock grant.

In 2009, the Compensation Committee considered the long-term equity incentives available under the 2004 Incentive Compensation Plan and granted restricted stock and nonqualified stock options to our executive officers, with the long-term equity incentive target of each executive officer, after deduction of any amounts attributable to restricted stock grants made in prior years as described above, allocated approximately 25% to restricted stock and 75% to nonqualified stock options. Both the restricted stock and stock options vest ratably over a three year period and vesting is not conditioned on any individual performance of the executive or on our financial or operating performance. The 2009 nonqualified stock option grants expire after ten years. The exercise price of each option is the closing price of our common stock on the date of grant.

The value of the restricted stock grant is determined by multiplying the number of shares of restricted stock proposed to be granted to each executive by the closing price of our common stock, which is the fair value computed in accordance with FASB ASC Topic 718. The value of the stock option grant is determined by multiplying the number of stock options proposed to be granted to each executive by the value of each option, which is computed using the Black-Scholes option-pricing model and using the same assumptions that we use in calculating the compensation expense attributable to such grants under FASB ASC Topic 718, except that for purposes of this analysis, we disregard estimated forfeitures related to service-based vesting conditions and use the full 10 year term as the expected life of the options. This is done in order to provide consistency between companies when the Compensation Committee conducts its peer group comparisons of total compensation. For comparison purposes, the Compensation Committee calculates the value of options for our Company and the comparison companies assuming the full life of the options, which, in our case, is ten years, rather than the expected life of the options used in calculating the values for the Summary Compensation Table. The use of the full life of the options generally results in a higher grant date fair value than the value computed for the Summary Compensation Table. The number of shares of restricted stock and shares subject to options is then compared to the annual grants made to that executive officer in prior years and to the grants proposed to be made to other executive officers to ensure equity/parity among similarly situated executives.

The number of shares of restricted stock and the number of shares subject to options granted in 2009 to Mr. Dussek, our chief executive officer, was determined by the Compensation Committee, with assistance from Mercer Consulting, based, among other things, on the compensation levels of the chief executive officers at the peer group companies using a target of the 65th percentile of the peer group and the value of the proposed grants as described above. That determination also took into account the assessment of Mr. Dussek’s performance by the Compensation Committee and other members of our Board of Directors and historic grant levels, with adjustments to recognize performance and the expansion of Mr. Dussek’s duties as a result of changes in the structure of the management team that occurred in 2009.

The number of shares of restricted stock and the number of shares subject to options granted in 2009 to each executive officer other than Mr. Dussek was determined by the Compensation Committee based, among other things, on recommendations of our chief executive officer. Those recommendations were developed using the amount of the proposed long-term equity incentive target for each executive based on the Compensation Committee’s recommended target of the 65th percentile of the peer group, and the value of the grants as described above. Those recommendations also took into account a number of factors, including the executive’s position and responsibility, the assessment by the chief executive officer of the executive’s performance, the historic grant levels with adjustments to recognize outstanding individual performance or expanded duties, the competitive environment and the compensation paid to executives with similar duties at comparable companies and the budgeted amounts for non-cash equity compensation. The number of shares of restricted stock and shares subject to options was also compared to the annual grants made to that executive officer in prior years and to the grants proposed to be made to other executive officers to ensure equity/parity among similarly situated executives.

The annual long-term equity grants provided to each of our named executive officers and the percentage of total compensation the 2009 long-term equity grants represented based on values reviewed by the Compensation Committee in April 2009 are as follows:

	Value of 2009	Value of 2009	Percent of Total
Name	Stock Option Grant(1)	Restricted Stock Grant(2)	Compensation

Steven P. Dussek	$3,825,000	$674,995	73.8%
Gokul V. Hemmady	$967,500	$352,000	65.0%
Sergio Chaia	$774,000	$211,200	54.7%
Gary D. Begeman	$851,400	$281,600	64.6%
John M. McMahon	$890,100	$281,600	62.7%

(1)	The value of the stock option grant reviewed by the Compensation Committee is the fair market value of the option awards made during the applicable year determined using the closing price of our common stock on a date prior to the April 2009 Compensation Committee meeting and computed using the Black-Scholes method in accordance with FASB ASC Topic 718, but disregarding estimated forfeitures related to service-based vesting conditions and assuming the full life of the options.

(2)	The value of the restricted stock grant reviewed by the Compensation Committee is based on the aggregate fair value using the closing price of our common stock on a date prior to the April 2009 Compensation Committee meeting computed in accordance with FASB ASC Topic 718.

The Compensation Committee believes the increased emphasis on stock option grants is consistent with our compensation philosophy because stock options require stock price appreciation in order for executives to realize any benefit, thus directly aligning executive and stockholder interests. Restricted stock awards provide a similar alignment of interests, while also providing a substantial retention incentive through their vesting terms. In 2009, the Compensation Committee changed the grant schedule and vesting period of restricted stock grants from our prior practice of periodic grants that typically vested a minimum of three years from the date of grant to an annual grant of restricted stock that vests on a pro rata basis over a three year period from the date of grant, making the executive officers’ retention incentive more consistent over time.

Timing of Long-Term Incentive Awards

Our practice with respect to the timing of long-term incentive awards that we have followed since the approval of the 2004 Equity Plan in April 2004 has been to make grants of nonqualified stock options and/or awards of restricted stock to executive officers once each year in late April, which had historically coincided with scheduled meetings of the Board of Directors and various committees, including the Compensation Committee. Non-employee directors also typically received annual grants of stock options in connection with the April board meetings. Awards of stock options or other equity incentives to new executive officers and directors occur at the time of the person’s appointment or election as an executive officer or director. In addition, our chief executive officer may grant, under authority delegated to him by the Compensation Committee, a limited number of stock options (not to exceed 10,000 shares in any single grant and 100,000 shares in the aggregate, with such aggregate amount subject to renewal by the Compensation Committee from time to time) to employees who are not executive officers. Pursuant to the 2004 Equity Plan, the exercise price of all stock options is not lower than the closing market price of our stock on the date of grant.

In 2009, grants of nonqualified stock options and restricted stock to executive officers were made by the Compensation Committee on April 22, 2009. Non-employee directors serving on the Board of Directors also received grants of restricted stock on April 22, 2009. The exercise price of the stock options was the closing market price on the date of grant.

We also follow a practice of disclosing our financial results for the first quarter of the fiscal year following the April Board of Directors meeting at which time those results are discussed. The 2009 first quarter earnings release was made publicly available on April 23, 2009. Although the members of the Compensation Committee were aware of the impending release of information relating to first quarter results at the time grants of stock options were made, the Compensation Committee did not use such information in determining the amount of the awards to be made to executive officers and directors for that fiscal year nor did the Compensation Committee withhold the making of grants to confer a benefit on the recipient of a grant or avoid a loss in value of a grant.

We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the option grant, depending on whether the information is favorable or unfavorable. However, we believe that the April Board of Directors meeting is an appropriate time during the year to make option grants and that a consistent application of our option granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. As noted above, we have followed this consistent practice since the 2004 Equity Plan was adopted. The stock options granted by the Compensation Committee are designed to create incentives for the creation of long-term stockholder value and contain delayed vesting provisions that prevent recipients of stock options from taking advantage of short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. Nonqualified stock options are always granted at the closing price of our common stock on the date of grant.

Executive Stock Ownership Guidelines

In 2004, we adopted an executive target stock ownership program that requires our chief executive officer and the executive officers who report to our chief executive officer to attain designated stock ownership levels, and therefore maintain a vested interest in our equity performance. Over a five-year period, which commenced in 2004 for the individuals who were executive officers at the time the policy was adopted and which commences upon the appointment of the individual as an executive officer for those appointed to those positions after 2004, the executive officers covered by the program are expected to reach the targeted ownership levels based on specific share value targets per executive officer level. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership and vested options where the exercise price is lower than the fair market value of our common stock and the value of any deferred stock units held by the executive officer under the Executive Deferral Plan described below. The penalty for non-compliance of our policy may include a discontinuation of future equity grants until compliance is achieved.

As chief executive officer, the executive stock ownership guidelines require that Mr. Dussek reach a targeted stock ownership level with a value equal to two times his base salary by December 31, 2011, a value equal to four times his base salary by December 31, 2012 and a value equal to five times his base salary by December 31, 2013. For the remaining named executive officers, the ownership guidelines require the executive officer to reach the following targeted minimum stock ownership levels by the following dates:

Name	1x Base Salary	2 x Base Salary	3 x Base Salary

Gokul V. Hemmady	December 31, 2010	December 31, 2011	December 31, 2012
Sergio Chaia	December 31, 2011	December 31, 2012	December 31, 2013
Gary D. Begeman	December 31, 2010	December 31, 2011	December 31, 2012
John M. McMahon	December 31, 2005	December 31, 2007	December 31, 2009

Based on his base salary level paid in 2009 and the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2009 of $33.58, Mr. McMahon achieved his target of $1,052,457 at December 31, 2009, and each of our other executive officers subject to an ownership target at December 31, 2009 met their respective targets.

Our corporate policy that applies to trading in our stock by executive officers restricts the hedging by the named executive officers of the economic risk of ownership of our common stock.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers of public companies. As noted above, the Compensation Committee has implemented a compensation program that links a substantial portion of each executive’s compensation to performance and requires each executive officer to attain designated stock ownership levels, and therefore maintain a vested interest in our equity performance, but has not implemented a policy that limits the amount of compensation based on the limitations of Section 162(m). We intend to qualify executive compensation for deductibility under Section 162(m) if doing so is consistent with our best interests and the interests of our stockholders. Since our corporate objectives may not always be consistent with the requirements of full deductibility, it is conceivable that we may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). We currently believe that we should be able to continue to manage our executive compensation program for the named executive officers to preserve the related federal income tax deductions, although individual exceptions may occur.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides employees with an opportunity to contribute a portion of their cash compensation to the plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. Consistent with the 401(k) plan, we match 100% of each employee’s contributions to the 401(k) plan up to a maximum of 4% of the employee’s base salary. The employer matching contribution vests based on the employee’s years of service. Our matching contribution for 2009 for named executive officers was $29,400 in the aggregate.

We do not have any pension plans. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans. In December 2008, the Compensation Committee approved the adoption of an Executive Deferral Plan, which became effective January 1, 2009. Under the Executive Deferral Plan, executives may defer a portion of their compensation with the amount deferred by a participating executive attributed to a hypothetical account and treated as if it is invested in deferred stock units with the value of those units linked to the value of our common stock. No compensation was deferred by executive officers in 2009. We do not have any other nonqualified deferred compensation plans.

Severance Plans

We previously adopted two severance plans that provide for the payment of severance benefits to employees, including our executive officers, if their employment is terminated in specified circumstances. One plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause for certain reasons and the other plan provides for the payment of severance benefits if the executive officer’s employment is terminated without cause, or if the executive officer terminates his or her employment with good reason, in connection with a change of control. The two severance plans are mutually exclusive. These arrangements have been in place for several years and were not modified in 2009. While the Compensation Committee generally does not take into account the potential payments to executives under our severance plans, including termination and change of control arrangements, in performing its annual evaluation of the total compensation that may be realized by our executive officers, the Compensation Committee believes that the terms of these arrangements are generally consistent with those offered by similarly situated companies including those in the peer group. A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found below under the caption “Executive Compensation — Potential Payments under Severance Plans.”

Annual Compensation of Executive Officers

Summary Compensation Table

In the table below and discussion that follows it, we summarize the compensation earned during 2009 by our chief executive officer, our chief financial officer, and each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2009. We refer to these individuals in this proxy statement as the “named executive officers.” Messrs. Chaia and Begeman were not named executive officers prior to 2009 and Messrs. Dussek and McMahon were not named executive officers prior to 2008.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Steven P. Dussek	2009	725,000	—	686,980	3,706,395	817,800	n/a	4	5,936,179
Chief executive officer	2008	648,317	—	2,569,200	3,588,000	673,670	n/a	355,760	7,834,947
Gokul V. Hemmady	2009	418,000	—	358,250	937,500	275,044	n/a	23,272	2,012,066
Vice president and chief	2008	413,500	—	—	1,570,800	253,308	n/a	132,686	2,370,294
financial officer	2007	247,179	200,000	1,577,400	1,496,000	167,232	n/a	4,020	3,691,831
Sergio Chaia(6)	2009	637,500	21,795	214,950	750,000	325,125	n/a	143,587	2,092,957
President, Nextel Brazil
Gary D. Begeman	2009	376,635	—	286,600	825,000	230,124	n/a	9,800	1,728,159
Vice president, general counsel and secretary
John M. McMahon	2009	350,819	—	286,600	862,500	181,373	n/a	9,811	1,691,104
Vice president, business	2008	346,643	—	—	831,600	177,164	n/a	9,200	1,364,607
operations

(1)	Mr. Hemmady was hired to serve as our Vice President and Chief Financial Officer effective May 21, 2007 and received $200,000 as a sign-on bonus.

Mr. Chaia received a vacation bonus of $21,795, which is legally mandated under Brazilian law.

(2)	The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. Additional information regarding the awards of restricted common stock to the named executive officers in 2009 is included in the Grants of Plan-Based Awards table below.

(3)	The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) with respect to awards of options to purchase shares of common stock held by each of the named executives, but disregarding estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining these amounts are described in footnote 10 to our consolidated financial statements included in our 2009 annual report on Form 10-K. Additional information regarding the awards of options to purchase common stock to the named executive officers in 2009 is included in the Grants of Plan-Based Awards table below.

(4)	The amounts in this column represent the bonus that we paid under our annual incentive compensation plan. The bonus is predicated on a predetermined percentage of base salary based on achievement of operating unit and/or consolidated performance goals. Additional information on this non-equity incentive plan compensation is included in our “Compensation Discussion and Analysis” section above.

(5)	Consists of: (a) amounts contributed by us under our 401(k) plan, (b) in the case of Mr. Chaia, amounts contributed by Nextel Brazil to the Fundo de Garantia de Tempo de Serviço, or FGTS, and a private savings plan, (c) amounts paid in reimbursement of relocation expenses and relocation-related allowances, (d) perquisites and other personal benefits, and (e) tax gross-up payments made in connection with the foregoing, as follows:

			Company	Company		Perquisites
		Company	Contributions to	Contribution to	Relocation-	and Other
		Contributions to	Brazilian	Private Savings	Related	Personal	Tax Gross-Up
	Year	401(k) Plan($)	FGTS($)	Plan($)(a)	Expenses($)	Benefits($)(b)	Payments($)

Mr. Dussek	2009	—	n/a	n/a	—	—	4
	2008	—	n/a	n/a	355,760	—	—
Mr. Hemmady	2009	9,800	n/a	n/a	—	13,444	28
	2008	9,200	n/a	n/a	123,486	—	—
	2007	4,020	n/a	n/a	—	—	—
Mr. Chaia	2009	n/a	51,000	31,385	—	61,202	—
Mr. Begeman	2009	9,800	n/a	n/a	—	—	—
Mr. McMahon	2009	9,800	n/a	n/a	—	—	11
	2008	9,200	n/a	n/a	—	—	—

(a)	Represents the contribution by Nextel Brazil to a private savings program designed to complement Brazilian social security in which Nextel Brazil matches employee contributions up to 8% of an employee’s annual salary. The employer contribution vests based on length of service. Mr. Chaia is vested in 60% of the matched funds.

(b)	The dollar value of perquisites and other personal benefits received by each of the named executive officers did not exceed $10,000 except for Messrs. Hemmady and Chaia. The perquisites and other personal benefits received by Mr. Hemmady in 2009 consist of an executive physical and personal use of our corporate aircraft on one occasion during 2009, which was approved by our chief executive officer. Personal use of our corporate aircraft is valued based on the aggregate incremental cost to us, which is calculated on a fiscal year basis and is based on our variable operating cost including the cost of fuel, trip-related maintenance, crew travel, landing and ramp fees and other smaller variable costs. Because our corporate aircraft is used primarily for business travel, fixed costs that do not change based on usage, such as pilot salaries and aircraft purchase and lease costs, are excluded from this calculation.

The perquisites and other personal benefits received by Mr. Chaia in 2009 consist of an annual allowance for a company supplied automobile, including related maintenance and fuel, which is a customary element of compensation for senior executives in Brazil and which had an incremental cost to Nextel Brazil of $60,237, and wireless handsets and service for Mr. Chaia and his family.

(6)	Mr. Chaia’s salary, bonus and benefits, other than his equity grants, are paid in Brazilian Reais. As a result, the amount of compensation provided to Mr. Chaia as reflected in U.S. dollars in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns varies based on the applicable exchange rate of the Brazilian Real relative to the U.S. dollar. Mr. Chaia’s compensation as reported in U.S. dollars can vary significantly with no actual change to the compensation paid to Mr. Chaia in Brazilian currency if the exchange rates are volatile. The amounts for Mr. Chaia reflected in the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns in the table above are based on the average exchange rate of 2.00 Brazilian Reais to $1.00 for 2009.

Grants of Plan-Based Awards Table

In the table below and discussion that follows it, we summarize the grants of stock options and stock awards to each of the named executive officers during 2009. Our non-equity incentive bonus plan adopted for 2009 does not provide for payouts in fiscal years after 2009, and we historically have not issued any performance-based equity incentive plan awards.

Grants of Plan-Based Awards
Fiscal Year 2009

					All Other	All Other
					Stock	Option
					Awards:	Awards:
		Estimated Future Payouts			Number of	Number of	Exercise or	Grant Date Fair
		Under Non-Equity Incentive			Shares of	Securities	Base Price	Value of Stock
		Plan Awards(1)			Stock or	Underlying	of Option	and Option
Name	Grant Date	Threshold($)	Target($)	Maximum($)	Units(#)	Options(#)	Awards($/sh)	Awards(2)($)

Steven P, Dussek	N/A	696,000	870,000	1,026,600
	4/22/09				47,940			686,980
	4/22/09					494,186	14.33	3,706,395
Gokul V. Hemmady	N/A	234,080	292,600	345,268
	4/22/09				25,000			358,250
	4/22/09					125,000	14.33	937,500
Sergio Chaia	N/A	255,000	318,750	376,125
	4/22/09				15,000			214,950
	4/22/09					100,000	14.33	750,000
Gary D. Begeman	N/A	195,850	244,813	288,879
	4/22/09				20,000			286,600
	4/22/09					110,000	14.33	825,000
John M. McMahon	N/A	154,360	192,950	227,681
	4/22/09				20,000			286,600
	4/22/09					115,000	14.33	862,500

(1)	The amounts reflect the potential range of payouts for the 2009 Bonus Plan. The actual amounts of the payments made under this plan to the named executive officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts in this column reflect the grant date fair value of the restricted stock and option awards on the date of grant computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. We determined the fair market value of option awards based on the Black-Scholes option pricing model. The valuation assumptions used in determining these amounts are described in footnote 10 to our consolidated financial statements included in our 2009 annual report on Form 10-K.

Supplemental Discussion of Awards

The exercise price for the options listed above, which is equal to the closing price of a share of our common stock as reported on the Nasdaq Global Select market on the date of grant, may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all required tax withholding and other deductions. Both the restricted stock and the right to exercise the options granted vest ratably over a three year period and vesting is not conditioned on any individual performance of the executive or on our financial or operating performance. The options expire ten years from the date of grant. An earlier expiration date may apply in the event of the optionee’s termination of employment, retirement, death or disability. For information on how we determined the number of restricted stock awards and stock option grants for 2009, see the “Compensation Discussion and Analysis” section above.

Outstanding Equity Awards at Fiscal Year-End Table

The equity awards reflected in the table below include the number and value of stock options and shares of restricted stock that remain outstanding as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of		Market Value of
	Underlying		Underlying				Shares or		Shares or
	Unexercised		Unexercised				Units of		Units of
	Options		Options		Option	Option	Stock That		Stock That
	(#)		(#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested(#)		Vested(1) ($)

Steven P. Dussek(2)	15,000	(3)	—		18.97	4/28/2014
	20,000	(3)	—		26.20	4/27/2015
	7,500	(4)	2,500	(4)	60.77	4/26/2016
	4,250	(5)	4,250	(5)	78.30	4/25/2017
	50,000	(6)	150,000	(6)	42.82	2/11/2018
			494,186	(7)	14.33	4/22/2019
							60,000	(8)	2,014,800
							47,940	(9)	1,609,825
Gokul V. Hemmady	25,000	(10)	25,000	(10)	78.87	5/21/2017
	21,250	(11)	63,750	(11)	40.62	4/23/2018
			125,000	(7)	14.33	4/22/2019
							20,000	(12)	671,600
							25,000	(9)	839,500
Sergio Chaia	12,500	(13)	12,500	(13)	64.33	1/17/2017
	13,750	(11)	41,250	(11)	40.62	4/23/2018
			100,000	(7)	14.33	4/22/2019
							10,000	(14)	335,800
							15,000	(9)	503,700
Gary D. Begeman	30,000	(15)	10,000	(15)	65.17	11/27/2016
	20,000	(5)	20,000	(5)	78.30	4/25/2017
	17,500	(11)	52,500	(11)	40.62	4/23/2018
			110,000	(7)	14.33	4/22/2019
							20,000	(9)	671,600

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of		Market Value of
	Underlying		Underlying				Shares or		Shares or
	Unexercised		Unexercised				Units of		Units of
	Options		Options		Option	Option	Stock That		Stock That
	(#)		(#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested(#)		Vested(1) ($)

John M. McMahon	27,500	(3)	—		26.20	4/27/2015
	30,000	(4)	10,000	(4)	60.77	4/26/2016
	20,000	(5)	20,000	(5)	78.30	4/25/2017
	11,250	(11)	33,750	(11)	40.62	4/23/2018
			115,000	(7)	14.33	4/22/2019
							10,000	(16)	335,800
							20,000	(9)	671,600

(1)	The market value of the restricted stock is based on the $33.58 closing price of a share of our common stock, as reported on the Nasdaq Global Select Market on December 31, 2009.

(2)	Mr. Dussek’s awards expiring in 2014, 2015, 2016 and 2017 were granted to him in his capacity as a member of our Board of Directors prior to his appointment as our chief executive officer.

(3)	Stock options vested 25% on the four anniversary dates following the date of grant. As of December 31, 2009 these grants were fully vested.

(4)	Stock options vest/vested 25% on each of April 26, 2007, April 26, 2008, April 26, 2009 and April 26, 2010.

(5)	Stock options vest/vested 25% on each of April 25, 2008, April 25, 2009, April 25, 2010 and April 25, 2011.

(6)	Stock options vest/vested 25% on each of February 11, 2009, February 11, 2010, February 11, 2011 and February 11, 2012.

(7)	Stock options vest 33 1/3% on each of April 22, 2010, April 22, 2011 and April 22, 2012.

(8)	Restricted stock vests on February 11, 2011, the third anniversary of the grant date.

(9)	Restricted stock vests 33 1/3% on each of April 22, 2010, April 22, 2011 and April 22, 2012.

(10)	Stock options vest/vested 25% on each of May 21, 2008, May 21, 2009, May 21, 2010 and May 21, 2011.

(11)	Stock options vest/vested 25% on each of April 23, 2009, April 23, 2010, April 23, 2011 and April 23, 2012.

(12)	Restricted stock vests on May 21, 2010, the third anniversary of the grant date.

(13)	Stock options vest/vested 25% on each of January 17, 2008, January 17, 2009, January 17, 2010 and January 17, 2011.

(14)	Restricted stock vested on January 17, 2010, the third anniversary of the grant date.

(15)	Stock options vest/vested 25% on each of November 27, 2007, November 27, 2008, November 27, 2009 and November 27, 2010.

(16)	Restricted stock vests on April 26, 2010, the fourth anniversary of the grant date.

Option Exercises and Stock Vested Table

In the table below, we list information on the exercise of options and the vesting of restricted stock during the year ended December 31, 2009.

Option Exercises and Stock Vested
Fiscal Year 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise(#)	Exercise($)	Vesting(#)	Vesting(1)($)

Steven P. Dussek	—	—	5,000	79,150
Gokul V. Hemmady	—	—	—	—
Sergio Chaia	—	—	—	—
Gary D. Begeman	—	—	20,000	604,600
John M. McMahon	—	—	10,000	158,300

(1)	The value realized on vesting is calculated as the number of shares vested multiplied by the closing price of the shares on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

None of our executive officers are entitled to pension benefits from us. None of our executive officers participated in our Executive Deferral Plan in 2009.

Potential Payments under Severance Plans

We have arrangements with each of our named executive officers under our Change of Control Severance Plan that provide for payments and benefits if an executive officer’s employment is terminated in connection with the occurrence of certain events involving a change in control. In addition, we have an obligation to make payments and provide certain benefits to our named executive officers under our Severance Plan and 2004 Incentive Compensation Plan resulting from termination of employment upon the occurrence of certain events. The following is a summary of the payments that we or our successor may make under each of these arrangements.

Payments upon Termination of Employment

Each of our named executive officers is covered by our Change of Control Severance Plan and our Severance Plan. The Change of Control Severance Plan provides for the payment of certain benefits if an executive officer’s employment is terminated by the company without cause or by the executive officer for good reason in connection with a change of control. No benefits are required to be paid unless the executive officer’s employment is terminated. The named executive officers are also entitled to severance benefits if their employment is terminated by the company in specified circumstances under the Severance Plan. Although the benefits under the Severance Plan apply without regard to whether any change of control has occurred or is pending, the Change of Control Severance Plan provides that employees entitled to receive amounts paid under the Change in Control Severance Plan will not be entitled to cash severance under any other severance plan, including the Severance Plan. Each of the named executive officers has also received awards of stock options and restricted stock under the 2004 Incentive Compensation Plan, which contains provisions that may accelerate the vesting of awards made to a named executive officer if we terminate the executive officer’s employment with us or if the executive officer terminates his or her employment with us for good reason in connection with a change of control.

Except as noted below, we otherwise have not entered into any employment agreements or other arrangements that provide for benefits in connection with a termination of employment of our named executive officers.

The following table shows the estimated amount of the payments to be made to each of the named executive officers who continued to be employed by us as of December 31, 2009 upon termination of their employment in connection with a change of control under the Change of Control Severance Plan, their involuntary termination under the Severance Plan or upon their termination in connection with their death or disability. For purposes of calculating the value of the benefits, we have assumed that the triggering event for payment occurred under each of the arrangements as of December 31, 2009. The footnotes to the table contain an explanation of the assumptions made by us to calculate the payments, and the discussion that follows the table provides additional details on these arrangements.

Potential Payments upon Termination of Employment

	Base		Other	Equity
Termination Event(1)	Salary(2)($)	Bonus(3)($)	Payments(4)($)	Awards(5)($)	Total(6)($)

Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause(7)(8)
Steven P. Dussek	1,812,500	3,045,000	2,890,140	13,137,706	20,885,346
Gokul V. Hemmady	1,045,000	1,024,100	931,336	3,917,350	6,917,786
Sergio Chaia	1,275,000	956,250	15,000	2,764,500	5,010,750
Gary D. Begeman	941,588	856,845	815,076	2,789,100	5,402,609
John M. McMahon	701,638	578,851	36,907	3,221,150	4,538,546
Severance Plan — Involuntary Termination(9)
Steven P. Dussek	725,000	817,800	—	—	1,542,800
Gokul V. Hemmady	418,000	275,044	—	—	693,044
Sergio Chaia	637,500	325,125	—	—	962,625
Gary D. Begeman	376,635	230,124	—	—	606,759
John M. McMahon	350,819	181,373	—	—	532,192
Death, Disability or Retirement
Steven P. Dussek	—	—	—	13,137,706	13,137,706
Gokul V. Hemmady	—	—	—	3,917,350	3,917,350
Sergio Chaia	—	—	—	2,428,700	2,428,700
Gary D. Begeman	—	—	—	2,789,100	2,789,100
John M. McMahon	—	—	—	3,221,150	3,221,150

(1)	No payments are required to be made to any named executive officer under the Change of Control Severance Plan or the Severance Plan if the executive is terminated for cause or if the executive voluntarily terminates his employment (other than for good reason in connection with a change of control under the Change of Control Plan).

(2)	The Severance Payment under the Change of Control Severance Plan is 250% of the executive’s annual base salary and annual target bonus percentage on the day immediately preceding the change of control in the case of Messrs. Dussek, Hemmady and Begeman and 200% of such amounts in the case of Messrs. Chaia and McMahon. Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to base salary. Amounts attributable to the target bonus are included in the “Bonus” column (see note 3 below). The Severance Payment under the Severance Plan for the named executive officers is 12 months of the named executive officer’s annualized base salary at the time of termination. If the severance payments under both plans apply, the total severance payment will not exceed 250% or 200% of the executive’s annual target bonus percentage, as applicable.

(3)	Under the Change of Control Severance Plan upon termination an executive is entitled to receive as part of the severance payment 250% of the executive’s annual target bonus percentage on the day immediately preceding the change of control in the case of Messrs. Dussek, Hemmady and Begeman and 200% of such amounts in the case of Messrs. Chaia and McMahon. Amounts included in this column with respect to the Change of Control Severance Plan reflect the portion of the severance payment attributable to the target bonus. The portion of the severance payment attributable to base salary is included in the “Severance Payment” column (see note 2 above). Under the Change of Control Plan, the executive is also entitled to receive an amount equal to a prorated portion of the annual bonus payment for the period ending on the termination event. The Severance Plan also provides for the payment of an amount equal to a prorated portion of the actual annual bonus payment for the period ending on the termination event for each named executive officer, payable when bonuses are paid for the applicable plan year. Accordingly, the amounts reflected in this column for each of the plans include an amount equal to the target bonus for 2009 based on the assumption that the executive was terminated on December 31, 2009.

(4)	Other Payments for the named executive officers other than Mr. Chaia include tax gross-ups, COBRA health insurance and outplacement counseling assistance provided under the Change of Control Severance Plan. Mr. Chaia is eligible for outplacement counseling assistance under the Change of Control Severance Plan and may be eligible for additional benefits under Brazilian law.

(5)	The Equity Awards are the value (calculated in the case of options as the difference between the exercise price of the options and the market value of the related shares on December 31, 2009 and in the case of restricted shares as the value of shares on that date) of any awards granted under the 2004 Plan whose vesting or payment are accelerated upon the triggering event. We have assumed that the surviving entity has elected not to assume, replace or convert any of the awards made under the 2004 Plan. As described in more detail below, the 2004 Plan provides for the vesting of unvested options in specific circumstances following a change of control of the Company. The 2004 Plan and the grant agreements made under that plan also provide that outstanding and unvested options will vest upon an employee’s death or disability or if the employee retires at or after age 65 or at an earlier age with the consent of the Compensation Committee, with these vested options remaining exercisable for a period of one year after the date the employee ceases to be an employee of the Company. The 2004 Plan and the grant agreements also provide for continued exercisability of vested options for a period of 90 days from the employee’s date of termination in all other situations.

(6)	In addition to the amounts specified in this column, upon termination in each of the circumstances noted the executive officer is entitled to receive base salary and cash or non-cash benefits earned prior to the date of the named executive officer’s termination, including payments with respect to accrued and unused vacation time and any reimbursements for the reasonable and necessary business expenses incurred by the named executive officer prior to termination.

(7)	Change of Control Plan — Termination by Executive for Good Reason or by the Company Without Cause describes the benefits payable to a named executive officer if the named executive officer voluntarily terminates his or her employment for good reason in connection with a change of control or if the named executive officer’s employment is terminated without cause by us or the surviving entity in connection with a change of control as described below in “Change of Control Severance Plan.”

(8)	In cases in which a named executive officer’s employment is terminated by us or the surviving entity in connection with a change of control, each named executive officer will be entitled to a severance payment under the Change of Control Severance Plan, but not the Severance Plan.

(9)	Severance Plan — Involuntary Termination describes the benefits payable to a named executive officer if the named executive officer’s employment is terminated by us other than in connection with a change of control under the circumstances described below under “Severance Plan.”

Change of Control Severance Plan

The Change of Control Severance Plan provides that each named executive officer will receive a payment if a change of control, as defined below, occurs and he either is terminated without cause or resigns for good reason. Messrs. Dussek, Hemmady and Begeman will be entitled to receive 250% of their annual base salary and target bonus at the date of his termination upon such an event, and Messrs. Chaia and McMahon will be entitled to receive 200% of such amounts, all as provided in the plan. Each named executive officer will be entitled to receive his payment under the plan in a lump sum within thirty days following his termination of employment.

We or the surviving entity will also pay the full premium cost of continued health care coverage for each named executive officer under the federal “COBRA” law in such a termination. We will make the COBRA payments up to the lesser of 18 months or the time at which the named executive officer is reemployed and is eligible to receive group health coverage benefits under another employer-provided plan. The payments may also cease for any of the reasons provided in the COBRA law.

In addition, in the event that any of the named executive officers incur any legal, accounting or other fees and expenses in a good faith effort to obtain benefits under the Change of Control Severance Plan, we or the surviving entity will reimburse the named executive officer for such reasonable expenses. The named executive officer will be entitled to receive a tax gross-up payment in the event that any payments made under the plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Such reimbursement and gross-up payments will be subject to Section 409A of the Internal Revenue Code and will be paid within the timeframe prescribed by the regulations thereunder.

A change of control will be deemed to occur under the plan when:

•	we are merged, consolidated or reorganized into or with another company, or we sell or otherwise transfer all or substantially all of our assets to another company, and, as a result of either transaction, less than a majority of the combined voting power of the then outstanding securities of the resulting company immediately after the transaction is held by the holders of our voting securities immediately prior to the transaction;

•	the directors on our board as of July 22, 2008 or directors elected subsequent to that date and whose nomination or election was approved by a vote of at least two-thirds of the directors on the board as of July 22, 2008 cease to be a majority of our board;

•	our stockholders approve our complete liquidation or dissolution;

•	an individual, entity or group acquires beneficial ownership of 50% or more of our then outstanding shares or 50% of our then outstanding voting power to vote in an election of our directors, excluding any acquisition directly from us; or

•	our board approves a resolution stating that a change of control has occurred.

A named executive officer will receive compensation under the plan if:

•	he is terminated without cause within 18 months from a change of control or prior to the change of control if he reasonably demonstrates that the termination was at the request of a third party attempting to effect a change of control or otherwise in connection with a change of control; or

•	he voluntarily terminates his employment for good reason during the 18 months following a change of control, defined as when, after the change of control:

•	there was a material and adverse change in or reduction of his duties, responsibilities and authority that he held preceding the change of control;

•	his principal work location was moved to a location more than 40 miles away from his prior work location;

•	he was required to travel on business to a substantially greater extent than prior to the change of control, which results in a material adverse change in his employment conditions;

•	his salary, bonus or bonus potential were materially reduced or any other significant adverse financial consequences occurred;

•	the benefits provided to him were materially reduced in the aggregate; or

•	we or any successor fail to assume or comply with any material provisions of the plan.

Severance Plan

The Severance Plan provides payments to a named executive officer in the event of an involuntary termination of employment, which includes termination due to job elimination, work force reductions, lack of work, a determination by us that the executive officer’s contributions no longer meet the needs of the business and any other reason determined by us. Under the Severance Plan, each of the named executive officers will be entitled to a payment equal to 12 months of his annualized base salary, not including any bonus, incentive payments or commission payments. Each named executive officer will also receive a pro rata payment of his bonus based on the portion of the year that he was employed by us. We will pay the bonus to the named executive officer when we pay bonuses to employees at the same position level for the bonus plan year in the following year, and such bonus will be based on the achievement level of the named executive officer’s business unit for the applicable year.

We will make a lump sum payment of the amount due under the Severance Plan to each named executive officer. We reserve the right to make the payments periodically for a period not to exceed 24 months. In order to receive payments under the Severance Plan, each named executive officer must return all of our property and execute a release agreement:

•	acknowledging that the payments to be received represent the full amount that he is entitled to under the Severance Plan;

•	releasing any claims that he has or may have against us; and

•	in our discretion, agreeing not to compete with us for a certain period.

The release agreement will also require the executive officer to comply with specified confidentiality, non-disparagement and non-solicitation obligations. Our obligation to make or continue severance payments to the executive officer will cease if the executive officer does not comply with those obligations.

2004 Incentive Compensation Plan

The 2004 Incentive Compensation Plan covers the grant of certain incentives and awards, including stock options, stock appreciation rights, stock, performance shares, incentive awards, stock units and dividend equivalent rights, to our employees, including the named executive officers. Under the 2004 Plan, if a change of control occurs and the incentives and awards granted under the plan are not assumed by the surviving entity, or the employee is terminated within a certain period following a change of control, each outstanding award is treated as explained below. A change of control under the 2004 Plan is defined the same as in the Change of Control Severance Plan and the same events that trigger payments to the executive officer under the Change of Control Severance Plan trigger payments under the 2004 Plan, both as described above.

•	Options. If the surviving entity assumes, replaces or converts the options and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the options will become fully exercisable, vested or earned. If the options are not assumed, replaced or converted, each option shall be fully exercisable upon a change of control.

•	Stock Appreciation Rights. If the surviving entity assumes, replaces or converts the stock appreciation rights and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the stock appreciation rights will become fully exercisable, vested or earned. If the stock appreciation rights are not assumed, replaced or converted, each stock appreciation right shall be fully exercisable upon a change of control. We have not issued any stock appreciation rights.

•	Stock Awards. If the surviving entity assumes, replaces or converts the stock award and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the stock awards shall be transferable and nonforfeitable. If the stock awards are not assumed, replaced or converted, each stock award shall be transferable and nonforfeitable upon a change of control.

•	Performance Shares. If the surviving entity assumes, replaces or converts the performance shares and the named executive officer is terminated within 24 months under circumstances that would trigger payment, the performance shares will become fully exercisable, vested or earned. If the performance shares are not assumed, replaced or converted, the named executive officer shall earn the performance shares pro-rata based on the fraction of the performance period that has elapsed before the change of control. We have not issued any performance shares.

•	Incentive Awards. If the surviving entity does not assume, replace or convert an incentive award, the named executive officer shall have earned the pro-rata share of the incentive award based on a fraction of the performance period that has elapsed from the beginning of the performance period until the change of control. We have not issued any incentive awards.

The 2004 Plan provides that the administrator of the plan shall determine what amounts will be payable to the named executive officer upon death, disability or retirement in the agreement under which awards are made under the plan.

DIRECTOR COMPENSATION

Director Compensation Table

In the table and discussion below, we summarize the compensation paid to our non-employee directors and Mr. Shindler in 2009.

Director Compensation
Fiscal Year 2009

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash($)	Awards(1)($)	Awards(2)($)	Compensation($)	Earnings	Compensation($)	Total($)

George A. Cope(3)	77,334	125,001	n/a	n/a	—	—	202,335
Raymond P. Dolan	90,000	125,001	n/a	n/a	—	—	215,001
Donald Guthrie	108,308	125,001	n/a	n/a	—	—	233,309
Charles M. Herington(4)	110,000	125,001	n/a	n/a	—	—	235,001
Carolyn Katz	150,000	125,001	n/a	n/a	—	—	275,001
Rosendo G. Parra	95,444	125,001	n/a	n/a	—	—	220,445
John W. Risner	115,000	125,001	n/a	n/a	—	—	240,001
Steven M. Shindler(5)	—	125,001	n/a	270,820	—	558,187	954,008

(1)	The amounts in this column reflect the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), but disregarding estimated forfeitures related to service-based vesting conditions. We value restricted stock awards at the date of grant based on the number of shares subject to the grant multiplied by the closing price of our common stock on the date of grant. On April 22, 2009, we provided each non-employee director and Mr. Shindler with a grant of 8,723 shares of restricted stock that vests 33 1/3% on each of April 24, 2010, April 24, 2011 and April 24, 2012. The grant date fair value was $14.33 per share. The dollar value of the shares subject to those grants, based on the $33.58 closing price of a share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, was $292,918. No other shares of restricted stock of the Company are held by any of our non-employee directors.

(2)	No awards of options to purchase common stock were made to our directors in 2009. The aggregate number of shares of our common stock underlying options held by each of the non-employee directors and Mr. Shindler on December 31, 2009 were as follows: Mr. Cope — 60,167; Mr. Dolan — 18,300; Mr. Guthrie — 19,700; Mr. Herington — 63,500; Ms. Katz — 75,500; Mr. Parra — 17,100; Mr. Risner — 68,000; and Mr. Shindler — 415,000.

(3)	Amounts included in Fees Earned or Paid in Cash for Mr. Cope include $38,668 in director fees subject to deferral under the NII Holdings, Inc. Outside Directors Deferral Plan. As of December 31, 2009, Mr. Cope held approximately 1,616 deferred share units under that plan that were granted in lieu of director fees earned in 2009.

(4)	Amounts included in Fees Earned or Paid in Cash for Mr. Herington include $55,000 in director fees subject to deferral under the NII Holdings, Inc. Outside Directors Deferral Plan. As of December 31, 2009, Mr. Herington held approximately 3,897 deferred share units under that plan that were granted in lieu of director fees earned in 2008 and 2009.

(5)	During 2009, we entered into an agreement with Mr. Shindler, which we refer to as the Shindler Compensation Agreement, that amended the compensation arrangements relating to his service as executive chairman of our Company effective as of July 1, 2009. Non-Equity Incentive Plan Compensation is the pro rata portion of Mr. Shindler’s annual cash bonus under our 2009 Bonus Plan, representing the 94% payout earned at headquarters of his 80% target applied to his six months of salary for his service through June 30, 2009. All Other Compensation includes Mr. Shindler’s base salary of $360,000 for the period from January 1, 2009 through June 30, 2009 and $125,000 for the period from July 1, 2009 through December 31, 2009, a Company match of $9,800 on his 401(k) contributions and perquisites. Mr. Shindler continues to participate in all compensation plans and benefits available to our executive officers, including our Severance Plan and Change of Control Severance Plan, and he participated in an executive physical in 2009. As contemplated by the Shindler Compensation Agreement, Mr. Shindler used our corporate aircraft to commute to our offices in 2009, with such use having an aggregate incremental cost to us of $54,476, and was provided with a related tax gross-up of $4,916 related to his commuting costs. See also “Certain Relationships and Related Transactions — Aircraft Management Arrangements” below for information on our management and use of Mr. Shindler’s aircraft.

Fees Payable to Non-Employee Directors

Each of our non-employee directors receives an annual retainer of $70,000. In addition, our non-employee directors receive the following annual retainer for serving on the following specified committees:

•	$20,000 for serving as the Lead Independent Director;

•	$30,000 for serving as Chairman of the Audit Committee;

•	$25,000 for serving as Chairman of the Compensation Committee;

•	$20,000 for serving as the Chairman of the Corporate Governance and Nominating Committee;

•	$20,000 for serving as the Chairman of the Finance Committee;

•	$25,000 for serving as a member of the Audit Committee;

•	$20,000 for serving as a member of the Compensation Committee;

•	$15,000 for serving as a member of the Finance Committee; and

•	$15,000 for serving as a member of the Corporate Governance and Nominating Committee.

We pay all retainers in arrears in quarterly installments. We also reimburse directors for travel expenses incurred in connection with attending board, committee and stockholder meetings and for other related expenses. We do not provide any additional compensation to employees who serve as a director or a committee member. Some of our directors and, in one case, a family member of a director participate in our employee phone program that pays the cost of mobile phone services. Non-employee directors are also permitted to defer all or a portion of their annual retainer pursuant to the NII Holdings, Inc. Outside Directors Deferral Plan described below.

Option Grants and Restricted Stock Awards

Historically, we have granted each non-employee director an option to purchase 15,000 shares of our common stock upon becoming a director. These options vest 33 1/3% annually over a three year period and have an exercise price equal to the closing price of a share of our common stock, as reported on the Nasdaq Global Select Market, on the grant date. No new directors joined our Board in 2009.

We have adopted a policy to grant to each non-employee director an equity grant around the date of our annual meeting of stockholders. Pursuant to the Shindler Compensation Agreement, Mr. Shindler is also eligible for this annual grant beginning with the grant made in 2009, but is not eligible for employee equity grants. On May 22, 2009, each non-employee director and Mr. Shindler received 8,723 restricted shares that vest 33 1/3% annually over a three year period. Historically, directors who join the board subsequent to the annual grant receive a prorated portion of the annual grant amount. In prior years, we have provided this annual grant in the form of options to purchase shares of our common stock. On April 23, 2008, we granted to each non-employee director, other than Messrs. Dolan, Guthrie and Parra who joined the board after that date, options to purchase 5,000 shares of our common stock at an exercise price of $40.62 per share that vest 25% annually over a four year period. We granted Messrs. Dolan, Guthrie and Parra options to purchase a prorated amount of shares with an exercise price equal to the closing price of a share of our common stock, as reported on the Nasdaq Global Select Market, on the grant date. Their options will vest 25% annually over a four year period.

In addition, we may grant additional stock options or restricted stock to non-employee directors. No awards of options to purchase our common stock were provided to any of our directors during 2009.

Outside Directors Deferral Plan

In 2007, the Board of Directors approved the adoption of the NII Holdings, Inc. Outside Directors Deferral Plan, which we refer to as the Director Deferral Plan. The Director Deferral Plan allows our non-employee directors to elect to defer 0%, 50% or 100% of his or her annual retainer and committee fees with the amount deferred by a participant attributed to a hypothetical account and treated as if it is invested in deferred stock units. For each deferred stock unit credited to the participating director’s account, the participating director has the right to receive a payment equal to the fair market value of one share of the Company’s common stock on the date of payment. The number of deferred stock units credited to a participating director’s account is determined by dividing the amount of the fee compensation elected to be deferred by the closing price of our common stock on the date the compensation would otherwise have been paid to the non-employee directors, and is increased for dividends paid on the Company’s common stock and adjusted equitably for stock splits, mergers, reorganizations and similar events. Deferral elections may be made annually by December 31 of the preceding year and remain in effect until the participating director revokes the election or timely files a new election for a subsequent year. Newly eligible non-employee directors have thirty days to make an initial deferral election. Payments out of the participating director’s hypothetical account are made in shares of the Company’s common stock, except that any fractional share is paid in cash. The Company may also elect to make the payment in a lump sum in cash in an amount equal to the value of the deferred stock units credited to the participating director’s hypothetical account. Shares are issued under the 2004 Incentive Compensation Plan. A participating director’s account is payable to the participating director on the first day of the month following his termination of service on the Board.

Stock Ownership Guidelines

On July 21, 2006, we adopted a director target ownership program that requires our non-employee directors who receive stock options and/or restricted stock awards to attain certain stock ownership levels, and therefore maintain a vested interest in our equity performance. Over a five-year period, the directors covered by the program are expected to reach certain ownership levels based on specific share targets. The current target is for our non-employee directors to own a multiple of five times their cash base retainer. Our current base retainer is $70,000, thus our non-employee directors currently have a share ownership target of $350,000. Although this share ownership target is not required to be met for five years, as of December 31, 2009, six of our seven non-employee directors and Mr. Shindler exceeded that target, and Mr. Shindler also exceeded the share ownership target that applied to him as executive chairman. Under our policy, an increase in the base retainer will result in an increase in the ownership requirement. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership, vested options where the exercise price is lower than the fair market value of our common stock and vested restricted stock. The penalty for non-compliance of our policy may include a discontinuation of future grants of stock options or restricted stock awards until the non-complying director becomes compliant.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The table below lists each person or group, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by us to be the beneficial owner of more than 5% of our outstanding common stock as of March 19, 2010.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class(1)

FMR LLC(2)	17,986,975	10.77%
82 Devonshire Street Boston, Massachusetts 02109
BlackRock, Inc.(3)	13,296,427	7.96%
40 East 52nd Street New York, New York 10022
Prudential Financial, Inc.(4)	10,347,820	6.20%
751 Broad Street Newark, New Jersey 07102

(1)	Based on 166,947,684 shares of common stock issued and outstanding on March 19, 2010.

(2)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2010, FMR LLC has sole power to vote 6,874,460 shares and to dispose of 17,986,975 shares of our common stock. Of that amount, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 10,611,486 shares of our common stock. Fidelity, a wholly-owned subsidiary of FMR LLC, owns the securities as investment adviser to various investment companies. The number of shares of our common stock held by those investment companies included 1,394,446 shares resulting from the assumed conversion of certain of our convertible notes. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 10,611,486 shares beneficially owned by those investment companies. One investment company, Pyramis Global Advisors, LLC (“PGALLC”) is the beneficial owner of 2,061,447 shares of our common stock. PGALLC, an indirect wholly-owned subsidiary of FMR LLC, owns the securities as investment manager of certain institutional accounts. The number of shares of our common stock held by those institutional accounts managed by PGALLC included 16,227 shares resulting from assumed conversion of certain of our convertible notes. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, has sole dispositive and voting power over the 2,061,447 shares beneficially owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 3,571,322 shares of our common stock. PGATC, an indirect wholly-owned subsidiary of FMR LLC, owns the securities as investment manager of certain institutional accounts. The number of shares of our common stock held by the institutional accounts managed by PGATC included 38,032 shares resulting from the assumed conversion of certain of our convertible notes. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has sole dispositive power over 3,571,322 shares and sole voting power over 3,197,193 shares beneficially owned by PGATC. The members of the Edward C. Johnson 3d family are a controlling group of FMR LLC due to their ownership of approximately 49% of the voting power of FMR LLC and a voting agreement. FIL Limited (“FIL”) is the beneficial owner with the sole power to dispose of 1,742,510 shares of our common stock. FIL and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL has sole power to vote 1,614,770 shares and no power to vote 127,740 shares of our common stock held by such international funds. Partnerships controlled by Edward C. Johnson 3d and members of his family control approximately 47% of the voting stock of FIL. FMR LLC and FIL do not believe they are required to attribute to each other the beneficial ownership of securities beneficially owned by the other, but voluntarily reported the ownership on a joint basis.

(3)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2010, BlackRock, Inc. has sole voting and dispositive power with respect to these shares of our common stock.

(4)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2010, Prudential Financial, Inc. (“Prudential”) has, through its direct or indirect subsidiaries, sole voting and dispositive power with respect to 712,286 shares of our common stock, shared voting power with respect to 9,523,939 shares and shared dispositive power with respect to 9,635,534 shares. Prudential is the direct or indirect parent of Jennison Associates LLC (“Jennison”) and, according to a Schedule 13G/A filed by Jennison with the Securities and Exchange Commission on February 12, 2010, Jennison reported that it has sole power to vote 10,192,930 shares, and shared power to dispose of 10,304,525 shares of our common stock.

Securities Ownership of Management

In the table and the related footnotes below, we list the amount and percentage of shares of our common stock that are deemed under the rules of the Securities and Exchange Commission to be beneficially owned on March 19, 2010 by:

•	each person who served as one of our directors as of that date;

•	each of the named executive officers who currently are our executive officers; and

•	all directors and executive officers as a group.

	Shares Covered by
			Restricted
	Shares	Options to	Stock	Percent of
Name of Beneficial Owner	Owned(1)	Vest(2)	to Vest(3)	Class(4)

Gary D. Begeman	80,500	64,167	6,667	*
Sergio Chaia	42,500	47,084	5,000	*
George A. Cope(5)	56,511	5,875	2,908	*
Raymond P. Dolan	5,825	0	2,908	*
Steven P. Dussek	176,550	169,354	15,980	*
Donald Guthrie	11,175	6,175	2,908	*
Gokul V. Hemmady	46,250	62,917	8,334	*
Charles M. Herington(5)	62,256	5,875	2,908	*
Carolyn Katz	89,000	5,875	2,908	*
John M. McMahon	134,150	69,584	16,667	*
Rosendo G. Parra	5,525	0	2,908	*
John W. Risner	71,500	5,875	2,908	*
Steven M. Shindler	440,580	66,250	37,908	*
All directors and executive officers as a group (22 persons)(5)	2,070,329	885,878	174,415	1.24%

*	Indicates ownership of less than 1%.

(1)	Includes common stock currently owned, deferred share units and exercisable options, including those options with an exercise price that is greater than the trading price of our common stock on the Nasdaq Global Select Market on March 19, 2010. This column does not include shares covered by options and restricted stock that vest within 60 days of March 19, 2010, which are reflected in the second and third columns in the table. Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Shares beneficially owned as a result of the right to acquire beneficial ownership within 60 days are reflected in the second and third columns of the table.

(2)	Indicates shares that may be acquired upon the exercise of stock options exercisable on or within 60 days of March 19, 2010.

(3)	Indicates shares of restricted common stock that are scheduled to vest on or within 60 days of March 19, 2010.

(4)	Based on the total amount of shares reflected in columns one through three and 166,947,684 shares of common stock issued and outstanding on March 19, 2010.

(5)	Includes deferred share unit grant in lieu of cash compensation pursuant to the Company’s Outside Director Deferral Plan as follows: Mr. Cope 1,844 and Mr. Herington 4,256.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to us under Rule 16a-3(e) during 2009, and written representations of our directors and executive officers that no additional Forms 5 were required to be filed, we believe that all directors, executive officers and beneficial owners of more than 10% of our common stock have filed with the Securities and Exchange Commission on a timely basis all reports required to be filed under Section 16(a) of the Securities Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors reviews and approves or ratifies transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or more of our outstanding common stock) in accordance with the requirements of The NASDAQ Stock Market. In determining whether to approve or ratify a related party transaction, the Audit Committee evaluates whether the transaction is in the best interests of the Company taking into consideration all relevant factors, including as applicable the Company’s business rationale for entering into the transaction and the fairness of the transaction to the Company. The Audit Committee generally seeks to consider and approve these transactions in advance where practicable, but may also ratify them after the transactions are entered into, particularly in instances where the transactions are entered into in the ordinary course of business or if the transaction is on terms that are consistent with a policy previously approved by the Audit Committee or the Board of Directors (as was the case with the transactions involving the use of our aircraft by our employees described below). In instances where the transaction is subject to renewal or if the Company has the right to terminate the relationship, the Audit Committee expects to periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Currently, the only related person transactions are the transactions involving the aircraft management and use arrangements as described in more detail below. The Audit Committee approved these arrangements.

Aircraft Management Arrangements

In August 2008, we entered into agreements with Steven M. Shindler, chairman of our Board, pursuant to which we provide management services relating to a Falcon 2000EX aircraft, which we refer to as the managed aircraft, that is leased by SMS Services LLC, or SMS Services, an entity controlled by Mr. Shindler and leased by SMS Services without crew to certain parties including Mr. Shindler. Under the terms of these agreements, we provide flight crew, maintenance and other administrative services necessary to support the operation of the managed aircraft in exchange for compensation in the form of a monthly management fee and a right to lease the managed aircraft without crew for up to 100 hours per year (with each annual period commencing in August) in exchange for a nominal lease payment pursuant to the lease agreement between us and SMS Services. During 2009, we used a total of 172.9 hours of flight time. We used all of our allotted hours available under this lease arrangement for the annual period ending in August 2009, and we entered into an amendment to this lease agreement pursuant to which we acquired the right to use Mr. Shindler’s aircraft for an additional 30.5 hours of flight time for that period, for which we paid Mr. Shindler $250,113. Both the aircraft management and leasing arrangements expire in August 2010 and are automatically renewed for one year terms thereafter unless we or any other party to the agreements elect to withdraw.

The agreements relating to the management and operation of the managed aircraft provide that certain costs relating to the operation of the managed aircraft, such as maintenance, repair and insurance costs, are passed through to the operators of the managed aircraft, including Mr. Shindler and us. Those agreements also provide for an allocation of the compensation expense, except for stock-based compensation expense, relating to employees of our aviation department among the operators based on an estimate of the combined proportional usage of the aircraft leased and operated by the Company and the managed aircraft, subject to adjustment if the actual use deviates substantially from the estimate. Currently, that allocation results in 60% of these shared costs being allocated to us with the remainder allocated to the other operators of the managed aircraft. Direct operating costs relating to the use of the managed aircraft such as fuel costs, landing and over-flight fees, and other fees and expenses are borne by the party using the aircraft for the specific flight. During the fiscal year ended December 31, 2009, Mr. Shindler paid us $981,830 for the monthly management fees, passed through costs and allocated personnel costs described above. We estimate that the value of our use of the managed aircraft during 2009 under the leasing arrangement described above was approximately $1,149,958 based on an industry valuation of the hourly cost of a dry lease for this type of aircraft.

We believe that the arrangements provided for in the management services and lease agreements are reasonable and beneficial to us. The cost sharing arrangements allow us to employ additional flight support personnel at a lower overall cost and to utilize our flight support personnel and facilities more efficiently. The lease agreement also provides us with access to an additional aircraft for business use, when needed, at a substantially lower cost than we would incur to own or charter an additional aircraft of comparable capacity.

Executive Use of Company Aircraft

Unlike many companies that own or lease a private aircraft, we have implemented a policy that generally limits the use of company owned or leased aircraft to company business purposes. However, we do make the company aircraft available for use to our executives at times when it is not in use for regular business purposes through time sharing arrangements on terms that are consistent with our FAA authorizations and that provide for payments to us in amounts that recover the incremental operating costs associated with the employee’s use of the aircraft. We use the payments received from the executives using the aircraft under these arrangements to offset the operating costs of our aircraft. In 2009, Mr. Dussek, our chief executive officer, utilized our aircraft under the time sharing arrangement and paid us a total of $55,191 for such use.

AUDIT INFORMATION

PricewaterhouseCoopers LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2008.

Fees Paid to Independent Registered Public Accounting Firm

The following information is furnished with respect to the fees incurred by our principal accountant for each of the last two fiscal years.

Audit Fees

The aggregate amount of fees billed and expected to be billed to us by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008 were $8,968,537 and $8,998,739, respectively.

Related expenses billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were approximately $132,815 and $427,411, respectively.

Audit fees consist of those fees rendered for the audit of our annual consolidated financial statements, audit of the effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports and for services normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters or attest services.

Audit Related Fees

The aggregate amount of fees incurred by PricewaterhouseCoopers LLP for professional services for assurance and related services that are reasonably related to the review of our financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2009 and December 31, 2008 were $68,215 and $16,587, respectively. There were no related expenses billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008.

Tax Fees

The aggregate amount of fees incurred by PricewaterhouseCoopers LLP for professional services for tax compliance, tax advice, tax planning, transfer pricing and expatriate tax services for the fiscal years ended December 31, 2009 and December 31, 2008 were $128,914 and $319,739, respectively. Tax fees consist of those fees billed by the independent registered public accounting firm’s tax department, except those services related to the audit. Related expenses billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were $0 and $127, respectively.

All Other Fees

The aggregate amount of fees incurred by PricewaterhouseCoopers LLP for services other than those described above for the fiscal years ended December 31, 2009 and December 31, 2008 were $982,085 and $704,500, respectively. All other fees are those fees billed for permitted services other than the services described above. Related expenses billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and December 31, 2008 with respect to such other permitted services were $123,074 and $400,921, respectively.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee that our independent registered public accounting firm may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre- approval by the Audit Committee. The term of any general pre-approval is eighteen months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee has delegated its pre-approval authority to Carolyn Katz, the chairwoman of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence. In addition, our Chief Financial Officer also must submit to the Audit Committee requests or applications to provide services for amounts anticipated to exceed $100,000. For the years ended December 31, 2009 and December 31, 2008, all services provided by our independent registered public accounting firm were pre-approved in accordance with the Audit Committee policy described above.

Audit Committee Report

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The Board of Directors has adopted a written audit committee charter, which is available on the Investor Relations link of our website at the following address: www.nii.com. In addition, all members of our Audit Committee are independent, as defined in the Nasdaq listing standards.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning the firm’s independence from our company and our subsidiaries and has discussed with PricewaterhouseCoopers LLP their independence.

In addition, the Audit Committee met with senior management periodically during 2009 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also met to discuss with senior management our disclosure controls and procedures and the certifications by our chief executive officer and our chief financial officer, which are required for certain of our filings with the Securities and Exchange Commission. The Audit Committee met privately with our independent registered public accounting firm, our internal auditors and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal year 2009 filed with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Date: February 24, 2010	Audit Committee

Carolyn Katz, Chairwoman
Donald Guthrie
John W. Risner

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

PricewaterhouseCoopers LLP, independent registered public accounting firm, served as our independent registered public accounting firm for the fiscal year ended December 31, 2009, and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Information concerning the fees paid to PricewaterhouseCoopers LLP is included in this proxy statement under the heading “Audit Information.” Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our Second Amended and Restated Bylaws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Board of Directors recommends that the stockholders vote “FOR” the Proposal for Ratification of the Appointment of PricewaterhouseCoopers LLP.

PROPOSAL III

APPROVAL OF THE AMENDMENT TO THE 2004 INCENTIVE COMPENSATION PLAN

The NII Holdings, Inc. 2004 Incentive Compensation Plan (the “Incentive Plan”) governs the award and payment of equity awards to our employees and non-employee directors. The Incentive Plan was initially approved by the Company’s stockholders on April 28, 2004. The Board of Directors and management are requesting that stockholders approve an amendment to the Incentive Plan to increase by 20,000,000 shares the number of shares of common stock reserved for issuance of awards under the Incentive Plan. The Company’s experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors and management are not requesting any amendment to the Incentive Plan other than the increase in the number of shares of common stock reserved for issuance under the Incentive Plan as set forth above.

The maximum number of shares of common stock originally reserved for issuance under the Incentive Plan at the time of its adoption in 2004 was 39,600,000, including share dividends/splits subsequent to the inception of the Incentive Plan. As of December 31, 2009, 12,517,735 shares remained available for issuance under the Incentive Plan. Management and the Board of Directors have determined that, given current annual grant practices and the current market value of the Company’s common stock, the Company should seek stockholder approval to increase the authorized number of shares under the Incentive Plan at the 2010 Annual Meeting of Stockholders by 20,000,000 shares, resulting in a total number of shares available under the Incentive Plan of 59,600,000 in order to ensure that adequate shares are available for future grants. The Company currently anticipates that the proposed increase in the number of shares reserved for issuance under the Incentive Plan will be sufficient to meet the demand for shares under the Incentive Plan through its scheduled termination in 2014 in light of our current utilization rate, forfeiture rates, stock performance and the remaining shares available from the original authorization. If our stockholders do not approve this amendment to the Incentive Plan, we estimate that our remaining share reserve will not be sufficient to permit us to make annual grants after 2011.

The complete text of the Incentive Plan (as proposed to be amended and restated upon approval of stockholders of this agenda item) is attached to this Proxy Statement as Annex A. The following general description of the principal features of the Incentive Plan is qualified in its entirety by reference to Annex A.

General Information

The Incentive Plan authorizes the Compensation Committee of the Board of Directors (the “Committee”) to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the Committee:

•	options;

•	stock appreciation rights (“SARs”);

•	stock awards;

•	performance stock awards;

•	incentive awards; and

•	stock units.

The Committee will administer the Incentive Plan and may delegate all or part of its authority to one or more officers. However, the Compensation Committee may not delegate its responsibility with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the Compensation Committee and any delegate of the Compensation Committee.

If the stockholders approve the Incentive Plan, the Company will be authorized to issue under the Incentive Plan up to 59,600,000 shares of common stock plus the number of shares of common stock available for issuance under the NII Holdings, Inc. 2002 Management Incentive Plan (the “2002 Plan”), which was replaced by the Incentive Plan in April 2004. The number of authorized shares is reduced by 1 share of common stock for each share of common stock issued pursuant to a stock option or SAR. With respect to all other awards, the authorized number of shares is reduced by 1 1/2 shares of common stock for each share of common stock issued pursuant to such grants. Awards that are substituted in connection with a corporate transaction, that are made to a new employee outside of the Incentive Plan or that are issued pursuant to elective deferred compensation, do not count against the limit.

Generally, if an award is terminated, the shares allocated to that award under the Incentive Plan or forfeited under the 2002 Plan may be reallocated to new awards under the Incentive Plan. Shares surrendered pursuant to the exercise of a stock option or other award or in satisfaction of tax withholding requirements under the Incentive Plan or the 2002 Plan may also be reallocated to other awards, as well as shares of common stock that the Company reacquires on the open market using cash proceeds received pursuant to the exercise of a stock option granted under the Incentive Plan and the value of any tax deduction to the Company on the option gain. Any shares of common stock that are reallocated shall increase the authorized number of shares available for issuance by 1 share of common stock if such shares were subject to stock options or SARs and 1 1/2 shares of common stock if such shares were subject to any other awards.

The Incentive Plan provides that if there is a stock split, stock dividend or other event that affects the Company’s capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Incentive Plan and in the number of shares and price of all outstanding grants and awards made before such event.

The Incentive Plan also provides that no award may be granted more than 10 years after the date it is approved by the Company’s stockholders.

Equity Compensation Plan Information

Currently, 39,600,000 shares of common stock are reserved for issuance under the Incentive Plan, giving effect to share dividends/splits subsequent to the inception of the Incentive Plan. As of December 31, 2009, the company had made incentive awards amounting to 28,391,686 shares of the common stock reserved for issuance under the Incentive Plan. As a result of the awards, 12,517,735 shares of common stock remained available for incentive awards under the Incentive Plan as of that date. This amount includes shares available under the 2002 Plan and shares that have been forfeited or otherwise terminated without issuance of shares.

As of December 31, 2009, the total number of shares of common stock underlying outstanding options and restricted stock grants made under the Incentive Plan was 16,546,067. The 15,862,843 options outstanding have exercise prices ranging from $14.33 to $86.40 and vest over three or four years, depending on the grant. Of the outstanding options, 6,180,147 are vested and 7,397,625 had exercise prices below the closing price of our common stock at December 31, 2009, which we call in the money. The aggregate value of the outstanding options that are in the money, calculated based on the difference between the exercise price for those options and the closing price for a share of our common stock on the Nasdaq Global Select Market of $33.58 on that date, was $117,863,950, of which $21,066,292 are currently exercisable. The aggregate value of the 683,224 shares of outstanding restricted stock on December 31, 2009, based on the closing price for a share of our common stock on that date, was $22,942,662. Our executive officers and directors as a group have been awarded 508,224 of the outstanding restricted stock awards, with an aggregate value at December 31, 2009 of $17,066,162. Our executive officers and directors as a group have been awarded 4,234,398 of the outstanding options with an aggregate value at December 31, 2009 of $37,749,923, of which 1,662,762 options with an aggregate value at December 31, 2009 of $8,055,849 are currently exercisable.

The following table sets forth information as of December 31, 2009, with respect to compensation plans under which shares of our common stock are authorized for issuance.

	Number of Securities
	To Be Issued Upon	Weighted Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available For
	Outstanding Options,	Outstanding Options,	Future Issuance Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans(1)

Equity compensation plans approved by stockholders 2004 Incentive Compensation Plan (the “Incentive Plan”)	15,862,843	39.35	12,517,735	(2)
Equity compensation plans not approved by stockholders 2002 Management Incentive Plan (the “2002 Plan”)(3)	27,958	0.42	—	(4)

Total	15,890,801		12,517,735

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)	The Incentive Plan permits the grant of one or more of the following awards: options, stock appreciation rights (“SAR”), stock awards, performance stock awards, incentive awards and stock units. The number of shares authorized to be issued under the Incentive Plan will be reduced by 1 share of common stock for each share of common stock issued pursuant to a stock option or SAR and by 1 1/2 shares of common stock for each share of common stock issued pursuant to all other awards.

(3)	The 2002 Plan was adopted pursuant to the Revised Third Amended Joint Plan of Reorganization and became effective on November 12, 2002. The 2002 Plan provided for equity and equity-related incentives to our directors, officers or key employees and consultants up to a maximum of 13,333,332 shares of common stock subject to adjustments. The 2002 Plan was administered by our Board of Directors. The 2002 Plan provided for the issuance of options for the purchase of shares of common stock, as well as grants of shares of common stock where the recipient’s rights may vest upon the fulfillment of specified performance targets or the recipient’s continued employment by us for a specified period, or in which the recipient’s rights may be subject to forfeiture upon a termination of employment. The 2002 Plan also provided for the issuance to our non-affiliate directors, officers or key employees and consultants of stock appreciation rights whose value is tied to the market value per share, as defined in the 2002 Plan, of the common stock, and performance units which entitle the recipients to payments upon the attainment of specified performance goals. The 2002 Plan provided for the issuance of incentive stock options in compliance with Section 422 of the Internal Revenue Code, as well as “non-qualified” options which do not purport to qualify for treatment under Section 422. All options issued under the 2002 Plan include vesting provisions as determined by the Board of Directors.

(4)	In 2004, the Board of Directors recommended, and the stockholders approved, the Incentive Plan to succeed the 2002 Plan. As a result, no shares are available for any future awards or grants under the 2002 Plan and any unissued shares under the 2002 Plan became subject to the Incentive Plan.

Grants and Awards under the Incentive Plan

The principal features of awards under the Incentive Plan are summarized below.

Stock Options

The Incentive Plan permits the grant of non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of common stock on the date of grant. Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but may not exceed 10 years. Payment of the option exercise price may be in cash, in a cash equivalent acceptable to the administrator, using a cashless exercise with a broker, with shares of common stock or with a combination of cash and shares of common stock. If the agreement provides, payment may be made by the Company by withholding shares of common stock upon exercise to the extent permitted under applicable laws and regulations. The Incentive Plan provides that a participant may not be granted options in a calendar year for more than 1,000,000 shares of common stock.

Stock Appreciation Rights

SARs may be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of common stock at the time of exercise over the SAR’s initial value, which cannot be less than the fair market value of a share of common stock on the date of grant of the SAR. Other than in connection with a corporate recapitalization, the initial value of any SAR may not be reduced after the date of grant. At the discretion of the Committee, all or part of the payment in respect of a SAR may be in cash, shares of common stock or a combination thereof. The maximum period in which a SAR may be exercised is 10 years from the date of its grant. No participant may be granted SARs in a calendar year covering more than 1,000,000 shares of common stock. For purposes of this limitation and the individual limitation on the grant of options, a SAR and a related option are treated as a single award.

Stock Awards

The Company may also grant stock awards that entitle the participant to receive shares of common stock, including common stock that is issued to settle the Company’s obligations under its incentive compensation or deferral plan or any successor plan. A participant’s rights in the stock award will be forfeitable or otherwise restricted for a period of time or subject to conditions set forth in the grant agreement. The restrictions must include a period of restriction for at least 3 years, unless the stock award is granted in connection with the settlement of performance shares, stock awards or an incentive award or in the case of a substituted award. The administrator may, in its discretion, waive the requirements for vesting or transferability for all or part of the stock awards in connection with a participant’s termination of employment or service. The Incentive Plan provides that no participant may be granted stock awards in any calendar year for more than 500,000 shares of common stock.

Performance Shares

Performance share awards entitle the participant to receive a payment equal to the fair market value of a specified number of shares of our common stock if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The performance period may be shortened and the administrator may adjust the performance objectives for all or part of the performance shares in connection with a participant’s termination of employment if the administrator finds that the circumstances of the particular case justify doing so. To the extent that the performance shares are earned, our payment obligation may be settled in cash, shares of common stock, the grant of stock units, or a combination of the three. The Incentive Plan provides that no participant may be granted more than 500,000 performance shares in a calendar year.

Incentive Awards

Incentive awards entitle the participant to receive a payment if certain performance objectives or other conditions prescribed by the administrator and set forth in the award agreement are satisfied. The award may only be earned upon the satisfaction of stated performance objectives during a performance period of at least one year but no more than five years. The performance objectives that apply to an incentive award may be based on the performance criteria described below. The restrictions in the award agreement must include a period of restriction for at least three years or the attainment of stated performance objectives. To the extent that incentive awards are earned, our obligation will be settled in cash, shares of common stock, the grant of stock units or a combination of the three. The Incentive Plan provides that no person may be granted incentive awards in any calendar year with a maximum possible payment of more than $2,000,000 (in the case of awards with a performance period of one year). The Incentive Plan also provides that no person may be granted incentive awards in any calendar year with a maximum possible payment of more than $200,000 times the number of months in the performance period (in the case of awards with a performance period greater than one year).

Stock Units

The Committee may also award stock units, which is an award stated with reference to a number of shares of common stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives or other conditions prescribed by the administrator and set forth in the award agreement, cash, shares of common stock or a combination of both. The performance objectives that apply to a stock unit award may be based on the performance criteria described below. The restrictions in the award agreement must include a period of restriction for at least three years or the attainment of stated performance objectives. The Incentive Plan provides that no participant may be granted more than 500,000 stock units in a calendar year.

Performance Criteria

The performance objectives stated with regard to an award may be based on one or more of the following performance criteria: (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share as defined by the Company, (c) EBITDA, as defined by the Company, (d) the price of common stock, (e) return on equity, (f) total stockholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income (including net income, operating income, pre or after-tax income or income from continuing operations), (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) cash flow per share, (u) market share, (v) subscriber growth (on a gross or net basis), (w) churn, (x) capital expenditures, and (y) expense levels. Performance objectives may be established on a Company-wide basis, on the basis of smaller units of the Company or relative to the performance of other companies. Measurement of the performance objectives excludes the impact of certain unusual and non-recurring events on the Company’s financial statements.

Change of Control Provisions

The Incentive Plan provides that in the event of a “Change of Control” (as defined in the Incentive Plan), unless the award is assumed, replaced or converted to the equivalent award by the continuing entity, all outstanding awards will become fully exercisable and the applicable restrictions on such awards will lapse. Replacement awards will be earned, vested or exercisable if the participant is terminated within 24 months of a change in control under a circumstance that would require severance under the Company’s severance policy or agreement covering such participant.

Federal Income Tax Consequences

The fair market value of any shares of common stock awarded to a participant and any cash payments a participant receives in connection with other awards under the Incentive Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that grants of options and SARs under the Incentive Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the Incentive Plan is approved by the stockholders. Stock awards, performance share awards, incentive awards and stock units will also qualify for this exception to the extent they are subject to the satisfaction of stockholder-approved performance objectives and certain other criteria are satisfied. Stock awards, performance share awards, incentive awards and stock units will also qualify for this exception to the extent they are subject to the satisfaction of stockholder-approved performance objectives and certain other criteria are satisfied.

State tax consequences may in some cases differ from those described above. Grants and awards under the Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

The principal federal tax consequences to participants and to the Company of grants and awards under the Incentive Plan are summarized below.

Nonqualified Stock Options

Nonqualified stock options granted under the Incentive Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Stock Appreciation Rights

There are no immediate federal income tax consequences to a participant when a SAR is granted. Instead, the participant realizes ordinary income upon exercise of a SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of common stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

Stock Awards

The federal income tax consequences of stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the participant as a business expense in the year the participant includes the compensation in income.

Performance Share Awards

A participant generally will not recognize taxable income upon the award of performance share awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the performance share award. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to performance share awards.

Incentive Awards

A participant generally will not recognize taxable income upon the award of incentive awards. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the incentive awards. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to incentive awards.

Stock Units

A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of common stock for the stock unit. The amount included in the participant’s income will equal the amount of cash and the fair market value of the shares of common stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock units.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan at any time, provided that no such amendment will be made without stockholder approval if (i) the amendment would increase the aggregate number of shares of common stock that may be issued under the Incentive Plan (other than as permitted under the Incentive Plan), (ii) the amendment changes the class of individuals eligible to become participants or (iii) such approval is required under any applicable law, rule or regulation.

Vote Required

The amendment to increase the number of shares of common stock authorized for issuance under the Incentive Plan must be approved by the affirmative vote of a majority of the votes of holders of record of the Company’s common stock present at the meeting and entitled to vote on the proposal.

Abstentions will be included in determining the number of votes cast, but broker “non-votes” will not be included.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment to the 2004 Incentive Compensation Plan.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2011 Annual Meeting must be forwarded in writing and received at our principal executive office at 1875 Explorer Street, 10th Floor, Reston, Virginia 20190 no later than December 1, 2010, directed to the attention of our Vice President, General Counsel and Secretary, for consideration for inclusion in our proxy statement for that Annual Meeting. Moreover, with respect to any proposal by a stockholder not seeking to have a proposal included in our proxy statement but seeking to have a proposal considered at the 2011 Annual Meeting, if that stockholder fails to notify our Vice President, General Counsel and Secretary in the manner set forth above no later than February 14, 2011, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to that proposal, if the proposal is considered at the 2011 meeting, even if stockholders have not been advised of the proposal in the proxy statement for the 2011 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and Delaware law.

IMPORTANT INFORMATION

To assure your representation and a quorum for the transaction of business at the Annual Meeting, we urge you to please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll free number or visiting the website listed on the proxy card if you are eligible to do so.

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF OUR ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY: (1) WRITING TO NII HOLDINGS, INC., 1875 EXPLORER STREET, 10TH FLOOR, RESTON, VIRGINIA 20190, ATTENTION: VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OR (2) BY CONTACTING OUR INVESTOR RELATIONS DEPARTMENT AT 703-390-5113. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

On March 8, 2010, the Company filed a current report on Form 8-K with the Securities and Exchange Commission solely for the purpose of providing condensed consolidating financial information included in a new footnote 14 to the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009. The consolidating financial information was added in connection with the registration of certain senior notes issued by NII Capital Corp. and guaranteed by the Company and certain of its subsidiaries, and no other changes were made to the financial statements. This Form 8-K is available at www.sec.gov.

Annex A

AMENDED AND RESTATED
NII HOLDINGS, INC.
2004 INCENTIVE COMPENSATION PLAN
DATED MAY 11, 2010

NII HOLDINGS, INC.
2004 Incentive Compensation Plan

Table of Contents

ARTICLE I DEFINITIONS		A-5
1.01	Accounting Firm	A-5
1.02	Administrator	A-5
1.03	Agreement	A-5
1.04	Award	A-5
1.05	Board	A-5
1.06	Change in Control	A-5
1.07	Code	A-6
1.08	Committee	A-6
1.09	Common Stock	A-6
1.10	Company	A-6
1.11	Control Change Date	A-6
1.12	Corresponding SAR	A-6
1.13	Exchange Act	A-6
1.14	Fair Market Value	A-6
1.15	Incentive Award	A-6
1.16	Initial Value	A-6
1.17	Option	A-6
1.18	Participant	A-7
1.19	Performance Criteria	A-7
1.20	Performance Shares	A-7
1.21	Plan	A-7
1.22	SAR	A-7
1.23	Stock Award	A-7
1.24	Stock Unit	A-7
1.25	Subsidiary	A-7

ARTICLE II PURPOSES		A-8

ARTICLE III ADMINISTRATION		A-8

ARTICLE IV ELIGIBILITY		A-9

ARTICLE V STOCK SUBJECT TO PLAN		A-9
5.01	Shares Issued	A-9
5.02	Aggregate Limit	A-9
5.03	Reallocation of Shares	A-10

ARTICLE VI OPTIONS		A-10
6.01	Award	A-10
6.02	Option Price	A-10
6.03	Maximum Option Period	A-10
6.04	Nontransferability	A-10
6.05	Transferable Options	A-10
6.06	Employee Status	A-11
6.07	Exercise	A-11
6.08	Payment	A-11

6.09	Change in Control	A-11
6.10	Shareholder Rights	A-11

ARTICLE VII SARS		A-11
7.01	Award	A-11
7.02	Maximum SAR Period	A-12
7.03	Nontransferability	A-12
7.04	Transferable SARS	A-12
7.05	Exercise	A-12
7.06	Change in Control	A-12
7.07	Employee Status	A-12
7.08	Settlement	A-12
7.09	Shareholder Rights	A-13

ARTICLE VIII STOCK AWARDS		A-13
8.01	Award	A-13
8.02	Vesting	A-13
8.03	Employee Status	A-13
8.04	Change in Control	A-13
8.05	Shareholder Rights	A-13

ARTICLE IX PERFORMANCE SHARE AWARDS		A-14
9.01	Award	A-14
9.02	Earning the Award	A-14
9.03	Payment	A-14
9.04	Shareholder Rights	A-14
9.05	Nontransferability	A-14
9.06	Transferable Performance Shares	A-14
9.07	Employee Status	A-15
9.08	Change in Control	A-15

ARTICLE X INCENTIVE AWARDS		A-15
10.01	Award	A-15
10.02	Terms and Conditions	A-15
10.03	Payment	A-15
10.04	Nontransferability	A-15
10.05	Transferable Incentive Awards	A-16
10.06	Employee Status	A-16
10.07	Change in Control	A-16
10.08	Shareholder Rights	A-16

ARTICLE XI STOCK UNITS		A-16
11.01	Award	A-16
11.02	Earning the Award	A-16
11.03	Payment	A-17
11.04	Nontransferability	A-17
11.05	Shareholder Rights	A-17
11.06	Change in Control	A-17

ARTICLE XII ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-17

ARTICLE XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-18

ARTICLE XIV GENERAL PROVISIONS		A-18
14.01	Effect on Employment and Service	A-18
14.02	Unfunded Plan	A-18
14.03	Rules of Construction	A-18
14.04	Tax Withholding	A-18

ARTICLE XV AMENDMENT		A-18

ARTICLE XVI DURATION OF PLAN		A-19

ARTICLE XVII EFFECTIVE DATE OF PLAN		A-19

ARTICLE I

DEFINITIONS

1.01. Accounting Firm

Accounting Firm means the independent accounting firm engaged to audit the Company’s financial statements.

1.02. Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.03. Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04. Award

Award means an award of Performance Shares, or a Stock Award, Stock Unit, Incentive Award, Option or SAR granted to a Participant.

1.05. Board

Board means the Board of Directors of the Company.

1.06. Change in Control

Change in Control means the occurrence of any of the events set forth in any one of the following paragraphs:

(a) The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights; or

(b) The Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights; or

(c) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares (“Outstanding Company Stock”), or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company other than the acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or

(f) Approval by the Board of Directors of the Company of a resolution that a Change in Control has occurred.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the recordholders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

1.07. Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08. Committee

Committee means the Compensation Committee of the Board.

1.09. Common Stock

Common Stock means the common stock of the Company.

1.10. Company

Company means NII Holdings, Inc.

1.11. Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.12. Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13. Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.14. Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the NASDAQ National Market System or the Principal Stock Exchange on which the Common Stock is traded, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded.

1.15. Incentive Award

Incentive Award means a cash-denominated Award which, subject to the terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock, Stock Units or a combination of cash, Common Stock and Stock Units from the Company or a Subsidiary.

1.16. Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Except for an adjustment authorized under Article XIII, the Initial Value may not be reduced (by amendment or cancellation of the sale or otherwise) after the date of grant.

1.17. Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement, which is not intended to comply with Code Section 422.

1.18. Participant

Participant means an employee of the Company or a Subsidiary, a member of the Board or the board of directors of a Subsidiary or any consultant or advisor to the Company or a Subsidiary who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.19. Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share as defined by the Company, (c) EBITDA (as defined by the Company), (d) the price of Common Stock, (e) return on equity, (f) total shareholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added (or equivalent metric), (l) debt leverage (debt to capital), (m) revenue, (n) income (including net income, operating income, pre or after-tax income or income from continuing operations), (o) operating profit or net operating profit, (p) operating margin or profit margin, (q) return on operating revenue, (r) cash from operations, (s) operating ratio, (t) cash flow per share, (u) market share (v) subscriber growth (on a gross or net basis), (w) churn, (x) capital expenditures, and (y) expense levels. Measurement of Performance Criteria against goals excludes the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements or Management’s Discussion and Analysis in the Annual Report. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

1.20. Performance Shares

Performance Shares means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock or Stock Units, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

1.21. Plan

Plan means the NII Holdings, Inc. 2004 Incentive Compensation Plan.

1.22. SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23. Stock Award

Stock Award means Common Stock or Stock Units awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under the Company’s incentive compensation or deferral plan or any successor thereto.

1.24. Stock Unit

Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment. Each Stock Unit Award shall be adjusted (from the date of grant to the date of payment), to reflect the payment of dividends on the comparable number of shares of Common Stock and the adjustment shall be in the form of additional Stock Units as if such dividends had been invested in Common Stock on the dividend payment date.

1.25. Subsidiary

Subsidiary means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest that represents, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock or other ownership or equity interest units issued by such corporation, partnership, joint venture, unincorporated association or other entity.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Units, Incentive Awards and Performance Shares. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards, upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate; provided, however, that for 2004 no Awards may be made covering an aggregate number of shares of Common Stock in excess of 4,000,000. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Unit, Incentive Award or an award of Performance Shares, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Subsidiary, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an award of Performance Shares, Stock Unit or Incentive Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Company, a Subsidiary or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Any other provision of this Plan to the contrary notwithstanding, the Committee may, in its discretion, specify that grants and Awards to any United States national who is employed by the Company or provides services to the Company or a Subsidiary outside of the United States, or to any foreign national who is employed by the Company or provides services to the Company or a Subsidiary, can be made on such terms and conditions that are different from those specified in the Plan and which, in the judgment of the Committee, are necessary and desirable to further the purposes of the Plan; other than with respect to (i) the applicable individual limitation on grants and awards set forth in Plan sections 6.01, 7.01, 8.01, 9.01, 10.01 and 11.01; and (ii) the criteria for establishing the Option price described in Plan section 6.02 or SAR Initial Value.

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board, any employee or director of a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan) or any consultant or advisor to the Company or a Subsidiary is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Subsidiary.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01. Shares Issued

Upon the Award of shares of Common Stock pursuant to a Stock Award or in settlement of an Award of Performance Shares, Stock Units or Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares, Stock Units and Incentive Awards is 59,600,000 shares plus any shares of Common Stock remaining available for grant under the NII Holdings, Inc. 2002 Management Incentive Plan (the Prior Plan) on the effective date of the Plan. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article XIII.

(b) With respect to grants of SARs and Options, the maximum aggregate number of shares shall be reduced by one share of Common Stock for each share of Common Stock issued pursuant to such grants. With respect to all other Awards made under the Plan, the maximum aggregate number of shares shall be reduced by one and one-half shares of Common Stock for each share of Common Stock issued under such Awards.

(c) Any Awards that are substituted pursuant to Article XIII shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the maximum aggregate number of shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

(d) Awards made as a material inducement to a person becoming an employee of the Company or any Subsidiary, including new employees in connection with a merger or acquisition, or a former employee being rehired as an employee following a bona fide period of interruption of employment, shall not reduce the maximum aggregate number of shares of Common Stock authorized for issuance under the Plan if the Committee determines to not grant such Awards under the Plan.

(e) Shares of Common Stock issued pursuant to elective deferred compensation accounts that are credited as deferred Stock Units shall not reduce the maximum aggregate number of shares of Common Stock authorized for issuance under the Plan.

5.03. Reallocation of Shares

(a) If any shares of Common Stock subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without the issuance of shares of Common Stock or any Award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award or award under the Prior Plan, the shares of Common Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to paragraph (d) below.

(b) If shares of Common Stock are surrendered either actually or by attestation or withheld (i) pursuant to the exercise of an Option or other Award under the Plan or award under the Prior Plan or (ii) in satisfaction of tax withholding requirements with respect to Awards under the Plan or awards under the Prior Plan, the number of shares surrendered or withheld may be reallocated to other Awards to be granted under this Plan.

(c) Shares of Common Stock reacquired by the Company on the open market using cash acquired pursuant to the exercise of an Option shall be available for Awards under the Plan. Cash proceeds include payment of the Option price and the value of the Company’s tax deduction on the Option gain. The increase in shares of Common Stock available pursuant to the repurchase of shares of Common Stock with such proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a share of Common Stock on the date of exercise of the Option giving rise to such Option proceeds.

(d) Any shares of Common Stock that are reallocated pursuant to this Section 5.03 shall increase the maximum aggregate number of shares available for issuance under the Plan by one share of Common Stock if such shares were subject to Options or SARs granted under the Plan and as one and on-half shares of Common Stock if such shares were subject to Awards other than Options or SARs granted under the Plan.

ARTICLE VI

OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such Award; provided, however that no Participant may be granted Options in any calendar year covering more than 1,000,000 shares of Common Stock.

6.02. Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article XIII, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04. Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status

In the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator or to the extent permitted under the Agreement, by a cashless exercise through a securities broker. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another Option exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Change in Control

Section 6.07 to the contrary notwithstanding, unless an outstanding Option is assumed, replaced or converted to an equivalent award by the continuing entity, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plans. An Option that becomes exercisable pursuant to this Section 6.09 shall remain exercisable thereafter in accordance with the terms of the Agreement.

6.10. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

ARTICLE VII

SARS

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such Award; provided, however, no Participant may be granted SARs in any calendar year covering more than 1,000,000 shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award.

7.02. Maximum SAR Period

The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. Change in Control

Section 7.05 to the contrary notwithstanding, unless the outstanding SAR is assumed, converted or replaced with an equivalent award by the continuing entity, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plans. An SAR that becomes exercisable pursuant to this Section 7.06 shall remain exercisable thereafter in accordance with the terms of the Agreement.

7.07. Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08. Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 500,000 shares of Common Stock.

8.02. Vesting

The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The restrictions set forth in the Agreement must include a period of restriction for at least three years; provided, however, that such restrictions shall not apply in the case of a Stock Award granted in connection with the settlement of Performance Shares, Stock Awards or an Incentive Award or in the case of a substitute Award pursuant to Article XIII or in settlement of benefit obligations under the Company’s incentive compensation or deferral plans. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Subsidiaries before the expiration of a stated period. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service.

8.03. Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04. Change in Control

Sections 8.02 and 8.03 to the contrary notwithstanding, unless an outstanding Stock Award is assumed, replaced or converted to an equivalent award by the continuing entity, each outstanding Stock Award shall be transferable and nonforfeitable upon a Change in Control. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plan.

8.05. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such Award; provided, however, that no Participant may receive an Award of Performance Shares in any calendar year for more than 500,000 shares of Common Stock.

9.02. Earning the Award

The Administrator, on the date of the grant of an Award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the Award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria; provided, however, that such restrictions shall not apply in the case of a Stock Award granted in connection with the settlement of Performance Shares, Stock Awards or an Incentive Award or in the case of a substitute Award pursuant to Article XIII. By way of example and not of limitation, the performance objectives or other criteria may provide that the Performance Shares will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period and that the Company, a Subsidiary, the Company and its Subsidiaries or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Performance Shares in connection with a Participant’s termination of employment or service.

9.03. Payment

In the discretion of the Administrator, the amount payable when an Award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock, grant of Stock Units or a combination of cash, Common Stock and/or Stock Units. A fractional share shall not be deliverable when an Award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights

No Participant shall, as a result of receiving an Award of Performance Shares, have any rights as a shareholder until and to the extent that the Award of Performance Shares is earned and settled by the issuance of Common Stock. After an Award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

9.05. Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an Award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however, that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status

In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08. Change in Control

Section 9.02 to the contrary notwithstanding, upon a Change in Control, unless an outstanding Performance Share Award is assumed, replaced or converted to an equivalent award by the continuing entity, each outstanding Performance Share Award shall be earned pro-rata based on the fraction (using nearest whole months) of the performance period that has elapsed from the beginning of the performance period until the Control Change Date. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plans.. The amount payable for Performance Shares that are earned pursuant to this Section 9.08 shall be settled in cash or Common Stock or a combination of cash and Common Stock as determined by the Administrator in its discretion on the first day following the Control Change Date.

ARTICLE X

INCENTIVE AWARDS

10.01. Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $200,000 and (ii) the number of months in the performance period.

10.02. Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the Award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year but no more than five years after the grant of the Incentive Award. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Subsidiary or the Company and its Subsidiaries or the Participant achieve stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03. Payment

In the discretion of the Administrator, the Award payable when an Incentive Award is earned, may be settled in cash, by the issuance of Common Stock, grant of Stock Units, or a combination of cash, Common Stock and/or Stock Units.

10.04. Nontransferability

Except as provided in Section 10.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.05. Transferable Incentive Awards

Section 10.04 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.06. Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.07. Change in Control

Section 10.02 to the contrary notwithstanding, unless an outstanding Incentive Award is assumed, replaced or converted to an equivalent award by the continuing entity, upon a Change in Control, each outstanding Incentive Award shall be earned pro-rata based on the fraction (using nearest whole months) of the performance period that has elapsed from the beginning of the performance period until the Control Change Date. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plans.

10.08. Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as to shareholder of the Company or any Subsidiary on account of such Award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XI

STOCK UNITS

11.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards; provided, however, that no Participant may be awarded Stock Units for more than 500,000 shares of Common Stock in any calendar year.

11.02. Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. The restrictions set forth in the Agreement must include a period of restriction of at least three years or the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria; provided, however, that such restrictions shall not apply in the case of a Stock Unit granted in connection with the Settlement of Performance Shares, Stock Awards or an Incentive Award or in the case of a substitute Award pursuant to Article XIII. By way of example and not of limitation, the Performance Criteria or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Company or a Subsidiary for a stated period or that the Company, a Subsidiary, the

Company and its Subsidiaries or the Participant achieve stated objectives including performance objectives stated with reference to Performance Criteria. Notwithstanding the preceding sentences of this Section 11.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant’s termination of employment or service.

11.03. Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof.

11.04. Nontransferability

A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

11.05. Shareholder Rights

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company or Subsidiary until and to the extent that the Stock Units are earned and settled in shares of Common Stock. After Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

11.06. Change in Control

Section 11.02 to the contrary notwithstanding, unless an outstanding Stock Unit is assumed, replaced or converted to an equivalent award by the continuing entity, each Stock Unit shall be earned in its entirety as of a Control Change Date without regard to whether any Performance Criteria or other condition to which the award is subject have been met. Any such replacement Awards shall be fully exercisable, vested or earned if the Participant is terminated within twenty-four months of a Change in Control in a circumstance that requires the payment of severance under the NII Holdings, Inc. Change of Control Protection Plan or the NII Holdings, Inc. Severance Policy or any successors or substitutes for such plans.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Awards may be granted under this Plan; and the terms of outstanding Awards; and the per individual limitations on the number of shares of Common Stock for which Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XIII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction or event described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share, Incentive Award or Stock Unit is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right or power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

14.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04. Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XIII) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XVIII. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Incentive Awards, Stock Units and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Incentive Award, Stock Units or Performance Shares shall be effective or exercisable unless this Plan is approved by a majority of the votes by the Company’s shareholders entitled to vote and present, either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

HOLDINGS, INC.

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Electronic Voting Instructions

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors:

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B Non-Voting Items

Change of Address — Please print your new address below.

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et MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proy, you may choose one of the two voting ADD 6 methods outlined below to vote your proy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 10, 2010. Vote by Internet Log on to the Internet and go to www.envisionreports.com/nihd Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an as shown in Follow the instructions provided by the recorded message. this eample. Please do not write outside the designated areas. Annual Meeting Proy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals. 1. Election of Directors. For Withhold For Withhold For Withhold 01 — Steven P. Dussek 02 — Donald Guthrie 03 — Steven M. Shindler For Against Abstain For Against Abstain 2. Ratification of PricewaterhouseCoopers LLP as our 3. Amendment of 2004 Incentive Compensation Plan to Independent Registered Public Accounting Firm for fiscal increase authorized shares available for issuance. year 2010. B Non-Voting Items Change of Address — Please print your new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign eactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, eecutor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by President or other authorized officer. If a partnership, please sign in partnership’s name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the bo. Signature 2 — Please keep signature within the bo. 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 015LTD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proy — NII Holdings, Inc. This Proy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Gary D. Begeman, Gokul Hemmady and Shana C. Smith, and each or any of them, proies for the undersigned, with power of substitution, to vote all the shares of common stock of NII Holdings, Inc. held of record by the undersigned on March 19, 2010 at the Annual Meeting of Stockholders of NII Holdings, Inc. to be held at 10:00 a.m. Eastern Time on May 11, 2010, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proy Statement, and for the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. THIS PROY, WHEN PROPERLY EECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL I, FOR PROPOSAL II AND FOR PROPOSAL III. PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (continued and to be DATED and SIGNED on reverse side)